SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Chesapeake Utilities Corporation
(Name of Registrant as Specified in Its Charter)

_____________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHESAPEAKE UTILITIES CORPORATION
909 SILVER LAKE BOULEVARD
DOVER, DELAWARE 19904

March 28, 2005

TO THE STOCKHOLDERS OF
CHESAPEAKE UTILITIES CORPORATION:

The Annual Meeting of Stockholders of Chesapeake Utilities Corporation will be held at 10:00 a.m. on Thursday, May 5, 2005, in the Board Room of PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware, for the following purposes:

(a)	to elect four Class III Directors for three-year terms ending in 2008, and until their successors are elected and qualified;
(b)	to consider and vote upon a proposal to adopt the Chesapeake Utilities Corporation Employee Stock Award Plan;
(c)	to consider and vote upon a proposal to adopt the Chesapeake Utilities Corporation Performance Incentive Plan;
(d)	to consider and vote upon a proposal to adopt the Chesapeake Utilities Corporation Directors Stock Compensation Plan; and
(e)	to transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 24, 2005 will be entitled to vote at the meeting and adjournment thereof.

By Order of the Board of Directors,

/s/ William C. Boyles
William C. Boyles
Corporate Secretary

STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT THEY ARE PERSONALLY ABLE TO ATTEND THE MEETING.

CHESAPEAKE UTILITIES CORPORATION
909 SILVER LAKE BOULEVARD
DOVER, DELAWARE 19904

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 5, 2005
___________________________________________
March 28, 2005
SOLICITATION OF PROXIES

The accompanying proxy to vote shares of Chesapeake Utilities Corporation (“Chesapeake” or the “Company”) common stock is solicited by and on behalf of the Board of Directors of Chesapeake for use at the Annual Meeting of Stockholders of Chesapeake to be held in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware at 10:00 a.m. on May 5, 2005, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Solicitation of proxies also may be made by personal interview, mail, telephone or e-mail by directors, officers and regular employees of Chesapeake. Chesapeake also will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries that are holders of record to forward the solicitation material to the beneficial owners of the shares and Chesapeake will reimburse such entities for expenses incurred. In addition, Chesapeake may engage professional proxy solicitors, although it has no present plans to do so. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by Chesapeake. Regular employees of Chesapeake and members of the Board of Directors will not receive additional compensation for soliciting proxies. This proxy statement and enclosed form of proxy are being first sent or given to stockholders on or about March 28, 2005.

REVOCATION OF PROXY

The giving of a proxy does not prevent the person granting the proxy from voting in person at the Annual Meeting should the person desire. In addition, the person granting a proxy has the power to revoke it at any time before it has been exercised by submitting a proxy bearing a later date or by providing a notice in writing that is received by the Corporate Secretary of Chesapeake prior to the meeting.

SIGNATURES OF PROXIES IN CERTAIN CASES

If a stockholder is a corporation, an authorized officer should sign the accompanying proxy in its corporate name, and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator, there should be attached to the proxy appropriate instruments showing his or her qualification and authority, and his or her title as such should follow the signature. Proxies signed by a person as an agent, attorney, administrator, executor, guardian or trustee should indicate such person’s title following his or her signature.

ANNUAL REPORT

The Annual Report to Stockholders, covering Chesapeake's fiscal year ended December 31, 2004, is enclosed herewith. The Annual Report, which includes financial statements, is not part of the proxy solicitation materials.

VOTING SECURITIES OUTSTANDING

The common stock, of which 5,751,015 shares were outstanding as of March 1, 2005, is the only outstanding class of voting or equity securities of Chesapeake. Each share of common stock is entitled to one vote on each matter submitted to a vote of stockholders. The holders of record of common stock at the close of business on March 24, 2005, the record date, will be entitled to vote at the Annual Meeting of Stockholders. A quorum for the transaction of business at the Annual Meeting requires the presence, in person or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the record date.

BENEFICIAL OWNERSHIP OF CHESAPEAKE’S SECURITIES

The following table sets forth the number of shares of Chesapeake’s common stock beneficially owned, as of March 1, 2005, by each of Chesapeake’s current directors (which includes the nominees for election at the Annual Meeting), by each executive officer named in the Summary Compensation Table, which appears later in this document, and by all directors and executive officers as a group. Except as otherwise indicated, each individual named has sole investment and sole voting power with respect to the securities indicated as beneficially owned. No person or entity, to the knowledge of Chesapeake, beneficially owns more than 5% of the common stock.

Name of Individual or Group	Amount and Nature of Beneficial Ownership[1]	Percent of Class
Ralph J. Adkins	57,897	1.01%
Richard Bernstein	10,605	*
Thomas J. Bresnan	2,250	*
Walter J. Coleman	6,200	*
J. Peter Martin	3,100	*
Joseph E. Moore	2,305	*
Calvert A. Morgan, Jr.	5,600	*
Rudolph M. Peins, Jr.	8,340	*
Robert F. Rider	6,960	*
John R. Schimkaitis	35,058	*
Paul M. Barbas	4,439	*
Michael P. McMasters	12,244	*
Stephen C. Thompson	12,664	*
S. Robert Zola	1,155	*
Executive Officers and Directors as a Group (14 persons)	168,817	2.91%

* Less than 1%
[1] Includes for Mr. McMasters 4,263 shares of common stock subject to options that are currently exercisable, or that will become exercisable within 60 days following March 1, 2005. Also includes shares held by the following executive officers under Chesapeake’s Retirement Savings Plan as to which they have the authority to direct the voting: Mr. Schimkaitis -- 11,304; Mr. Barbas -- 720; Mr. McMasters -- 6,344; Mr. Thompson -- 7,231; Mr. Zola -- 878; and all executive officers and directors as a group --26,477.

ELECTION OF DIRECTORS

The entire Board of Directors of the Company consists of 10 directors. The Board is divided into three classes, with the Directors of each class elected to serve three-year terms. At the Annual Meeting to be held on May 5, 2005, four Class III Directors will be elected to serve until the Annual Meeting of Stockholders in 2008, and until their successors are elected and qualified. Chesapeake's nominees are Thomas J. Bresnan, Walter J. Coleman, Joseph E. Moore and John R. Schimkaitis.

Directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote for the election of directors.

The Board of Directors recommends a vote FOR each of the nominees.

A properly executed proxy in the enclosed form that does not specify how the shares are to be voted will be voted FOR the election of each of Chesapeake’s nominees. If, prior to the election, any of the nominees shall become unable or unwilling to serve as a director (an eventuality that Chesapeake currently does not anticipate), all proxies will be voted for any substitute nominee who may be designated by the Board of Directors on the recommendation of the Corporate Governance Committee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND NOMINEES

The following information with respect to the principal occupation and employment of each director and nominee and the name and principal business of the organization in which such occupation and employment is carried on, and information with respect to certain other affiliations and to business experience during the past five years, has been furnished to Chesapeake by each of the nominees for election as a director and for each of the directors whose term will continue following the Annual Meeting:

Nominees for Election

Class III Directors (Current Terms Expire in 2005)

Thomas J. Bresnan (age 52): Mr. Bresnan is Chief Executive Officer and Director of New Horizons Worldwide, Inc., located in Anaheim, California, a position he has held since 1999. Through its New Horizons Computer Learning Centers, New Horizons provides information technology training. Prior to joining New Horizons in 1992, Mr. Bresnan was President of Capitol American Life Insurance in Cleveland, Ohio. Mr. Bresnan began his professional career at Arthur Andersen and Co. He has been a director of Chesapeake since 2001.

Walter J. Coleman (age 70): Mr. Coleman retired in December 1995 as the Chief Executive Officer of Pyramid Realty and Mortgage Corporation, a diversified company involved in real estate, mortgages, insurance and business brokerage. He is also the former Chairman of Real Estate Title Services, Inc., a title insurance and trust company. A past president of the Polk County, Florida Chamber of Commerce, Mr. Coleman is a director of the Central Florida Economic Development Board and was appointed to the Workforce Development Board created under the Workforce Investment Act. Mr. Coleman is now Associate Professor in the Business and Economics Department at Florida Southern College and an international business consultant and lecturer specializing in strategic management and governance. He has been a director of Chesapeake since 1992.

Joseph E. Moore (age 62): Mr. Moore is an attorney and partner in the law firm of Williams, Moore, Shockley and Harrison, LLP, which has offices in Ocean City and Ocean Pines, Maryland. Mr. Moore has served in numerous business and community capacities over the years, including State’s Attorney for Worcester County; Attorney for Worcester County Board of Zoning Appeals; Attorney for the Town of Berlin, Maryland; and Board of Governors of the state of Maryland Bar Association. He is also a member of the NABB Research Center for Delmarva History and Culture at Salisbury

University. Mr. Moore has served on the Board of Directors for Calvin B. Taylor Banking Co. and Atlantic General Hospital, and Board of Trustees for the Worcester Preparatory School. In 2003, Mr. Moore became a Fellow of the American College of Trial Lawyers, one of the premier legal associations in America. He has been a director of Chesapeake since 2001.

John R. Schimkaitis (age 57): Mr. Schimkaitis is President and Chief Executive Officer of Chesapeake and its subsidiaries. Mr. Schimkaitis assumed the role of Chief Executive Officer on January 1, 1999. He has served as President since 1997. Prior to this, Mr. Schimkaitis served as President and Chief Operating Officer, Executive Vice President, Senior Vice President, Chief Financial Officer, Vice President, Treasurer, Assistant Treasurer and Assistant Secretary of Chesapeake. He has been a director of Chesapeake since 1996.

Continuing Directors

Class I Directors (Terms Expire in 2006)

Calvert A. Morgan, Jr. (age 57): Mr. Morgan is a Director of and Special Advisor to WSFS Financial Corporation and is retired Chairman of the Board, President and Chief Executive Officer of PNC Bank, Delaware in Wilmington, Delaware. Mr. Morgan is the immediate past Chairman of Delaware Business Roundtable, Inc., a director of Wilmington Country Club and a trustee of Christiana Care Corporation. He has been a director of Chesapeake since 2000.

Rudolph M. Peins, Jr. (age 75): Mr. Peins retired in February 1993 as Chief Financial Officer, Senior Vice President and Secretary of Hunt Corporation located in Philadelphia, Pennsylvania. Hunt, a leading producer and distributor of more than 10,000 office and art/craft products, is better known for its brand name products such as Boston, X-ACTO, BIENFANG and SPEEDBALL to name a few. Hunt Corporation was sold to the Berwind Companies. Mr. Peins is now a business analyst and consultant. He has been a director of Chesapeake since 1993.

Robert F. Rider (age 76): Mr. Rider is Chairman of the Board and Chief Executive Officer of O. A. Newton & Son Company located in Bridgeville, Delaware. The company engages in millwright work, metal fabrication and sells farm equipment and materials handling systems. Mr. Rider is also a director of Blue Cross Blue Shield of Wilmington, Delaware, Delaware State Fair and CareFirst, Inc. He is a trustee emeritus of the University of Delaware. Mr. Rider also serves as a member of the Board of Governors of the United States Postal Service and was Chairman from 2000 to 2002. He has been a director of Chesapeake since 1977.

Class II Directors (Terms Expire in 2007)

Ralph J. Adkins (age 62): Mr. Adkins is Chairman of the Board of Directors of Chesapeake. He has served as Chairman since 1997. Prior to January 1, 1999, Mr. Adkins served as Chief Executive Officer, a position he had held since 1990. During his tenure with Chesapeake, Mr. Adkins has also served as President and Chief Executive Officer, President and Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President and Treasurer of Chesapeake. Mr. Adkins is also a Director of PNC Bank, Delaware and Bayhealth Foundation. He has been a director of Chesapeake since 1989.

Richard Bernstein (age 62): Mr. Bernstein is President and Chief Executive Officer of BAI Aerosystems, Inc., a subsidiary of L-3 Communications Corporation, located in Easton, Maryland. BAI is a manufacturer of lightweight, low-cost Unmanned Aerial Vehicles (UAVs). Mr. Bernstein is the major stockholder in several other companies, including: Salisbury Pewter, a manufacturer of pewter for the gift and premium markets and Lorch Microwave which produces microwave filters and electronic components for the military and commercial markets. He has been a director of Chesapeake since 1994.

J. Peter Martin (age 65): Mr. Martin is the retired Founder, President and Chief Executive Officer of Atlantic Utilities Corporation, a Miami, Florida-based diversified utility company that provided water, wastewater, natural gas and propane gas service to residential, commercial and industrial customers in several Florida counties. Mr. Martin founded Atlantic Utilities Corporation in 1980; in 1997 it was sold to Southern Union Co. Prior to founding Atlantic Utilities, Mr. Martin was President of Southern Gulf Utilities, Inc., in Miami, Florida. He has been a director of Chesapeake since 2001.

CORPORATE GOVERNANCE PRACTICES AND STOCKHOLDER COMMUNICATIONS

Independence

The listing standards of the New York Stock Exchange (the “NYSE”) require that a majority of the members of the Company’s Board of Directors be independent directors.

The Board of Directors has adopted “Corporate Governance Guidelines on Director Independence” (the “Independence Guidelines”), which conform to the NYSE listing standards on director independence. The Independence Guidelines adopted by the Board can also be found on the Company’s website at chpk.com.

In accordance with the Independence Guidelines, the Board of Directors in February 2005 conducted its annual review of director independence in which it examined each direct or indirect material transaction or relationship, if any, between the Company or any of its subsidiaries and each director.

On the basis of this review, the Board of Directors determined that in accordance with the standards set forth in the Independence Guidelines, each of the following directors qualifies as an independent director under the listing standards of the NYSE: Richard Bernstein, Thomas J. Bresnan, Walter J. Coleman, J. Peter Martin, Joseph E. Moore, Calvert A. Morgan, Jr. and Robert F. Rider. The Board of Directors determined that each of the following directors did not qualify as independent: Ralph J. Adkins, the Chairman, who, although not currently an employee of the Company, is disqualified as an independent director because he was an employee within the last three years; John R. Schimkaitis, the Company’s President and Chief Executive

Officer, who is disqualified as an independent director because he is an employee of the Company; and Rudolph M. Peins, Jr., who is disqualified as an independent director because his son-in-law is employed as a tax manager by PricewaterhouseCoopers LLP, the Company’s independent accountants.

Code of Ethics and Corporate Governance Guidelines

The Board has adopted a Business Code of Ethics and Conduct, which applies to the Company’s directors, officers and employees generally, as well as a Code of Ethics for Financial Officers, which is applicable to the Company’s Chief Executive Officer and its Chief Financial and Accounting Officers. The Board has also adopted Corporate Governance Guidelines, which consists of a series of policies and principles regarding the governance of the Company. These documents may be viewed on the Company’s website at chpk.com.

Executive Session of the Non-Management Directors

The Company’s directors who are not officers of the Company (“non-management directors”) meet regularly, without the presence of any of the management directors. These meetings are presided over by the Company’s Chairman, who is not an officer of the Company. Because Mr. Adkins does not qualify as an independent director according to the criteria established by the NYSE and Chesapeake’s Independence Guidelines, the independent directors meet at least once a year in executive session, with the Chairman of the Corporate Governance Committee, Robert F. Rider, presiding over such meeting(s).

Communications With the Board

Stockholders and other parties interested in communicating directly with the Board of Directors or any individual director or with the director who presides at executive sessions of the non-management directors or the non-management directors as a group may do so by sending written communications to the attention of the intended recipient(s) in care of the Company’s Corporate Secretary at the following address:

Chesapeake Utilities Corporation
909 Silver Lake Boulevard
Dover, DE 19904

The Corporate Secretary will forward the communications to the appropriate person or persons. Communications relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters. These communications procedures have been approved by a majority of the independent directors.

Nomination of Directors

Under Chesapeake’s bylaws, stockholders are permitted to nominate candidates for election as directors. The Corporate Secretary of Chesapeake must receive such nominations not less than 14 days nor more than 80 days prior to the meeting at which directors are to be elected. Each nomination must be in writing and set forth: (a) as to each nominee, (i) the name, age, business address and, if known, residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the number of shares of Chesapeake stock beneficially owned by the nominee; (iv) the consent of the nominee to serve as a director of the Company if elected; (v) a description of all arrangements or understandings among the stockholder and the nominee and any other person or persons pursuant to which the nomination is to be made by the stockholder; and (vi) any other information relating to the nominee required to be disclosed in solicitations of proxies for election of directors, or otherwise required pursuant to Schedule 14A under the Securities Exchange Act of 1934 and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder, as they appear on Chesapeake’s books, and (ii) the number of shares of Chesapeake stock beneficially owned by the stockholder.

The Corporate Governance Committee will consider a recommendation only if the information specified above is complete. The process followed by the Corporate Governance Committee to identify and evaluate candidates includes requests to Board members, management and others for recommendations; meetings from time to time to evaluate the biographical information and other background material relating to potential candidates; and interviews of selected candidates by members of the Corporate Governance Committee.

In considering whether to recommend any candidate, including any candidate recommended by a stockholder, for inclusion in the Board’s slate of recommended director nominees for election by the stockholders, the Corporate Governance Committee will consider the existing size and composition of the Board and apply the general criteria set forth in the Corporate Governance Guidelines as well as any specific director selection criteria adopted by the Corporate Governance Committee based on the Company’s circumstances at the time. The criteria specified by the Corporate Governance Guidelines relate to a candidate’s character, judgment, business experience or professional background, knowledge of the Company’s business, community involvement, and availability and commitment to carry out the responsibilities as a Chesapeake director (generally directors may not be directors of more than two public companies in addition to Chesapeake). The specific director selection criteria include, but may not in all instances be limited to, the following:

•	A proven track record of leadership in the person’s particular field of expertise.

•	Prior education or experience that enables the person to exercise sound business judgment on issues typically encountered by the Company.

•
A record of accomplishments that reflects a high level of achievement in the person’s profession. In this regard, the Board generally requires that a nominee shall be: currently serving, or shall previously have served, as a chief executive officer, chief operating officer or chief financial officer of a substantial company; a distinguished member of academia; a partner in a law firm or accounting firm; a successful entrepreneur; or hold a similar position of significant responsibility.

•	A background or experience that enables the person to represent or present differing points of view.

•	Willingness to listen and work together in a collegial manner.

•	Qualification as independent under the NYSE listing standards.

•	Possession of knowledge, experience and skills that will enhance the Board’s mix of core competencies.

The Corporate Governance Committee does not assign specific weights to these criteria and not all of the criteria are necessarily applicable to all prospective nominees. Chesapeake believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Director Attendance at Annual Meetings

Directors are strongly encouraged to attend Annual Meetings of the Company’s stockholders. All directors attended the 2004 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD

The standing committees of the Company consist of an Audit Committee, a Compensation Committee and a Corporate Governance Committee.

Audit Committee

The Audit Committee was established in 1976. As more fully described in its charter, which can be viewed on the Company’s website, chpk.com, the Audit Committee’s responsibilities include: (i) the appointment, termination and compensation of Chesapeake’s independent auditors, (ii) approval of all non-audit engagements of Chesapeake’s independent auditors, (iii) review, along with management and the independent auditors, of the annual and quarterly financial statements, and (iv) supervision of the annual audit and Chesapeake’s internal audit function. The Audit Committee held five meetings during 2004. The current members of the Audit Committee are: Walter J. Coleman, J. Peter Martin and Thomas J. Bresnan, Chairman. During 2004, each of Messrs. Coleman, Martin and Bresnan qualified as an independent director under the listing standards of the NYSE.

The Board of Directors has determined that Mr. Bresnan qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (“SEC”). None of the members of the Audit Committee serve on the audit committees of more than two other public companies.

Compensation Committee

The Compensation Committee was established in 1979. The responsibilities of the Compensation Committee, as set forth in its charter, which can be viewed on the Company’s website, chpk.com, include:

(i) the design, recommendation to the Board of Directors for approval, and administration of Chesapeake’s executive compensation practices, (ii) administration of Chesapeake’s principal employee benefit plans, (iii) annual review and approval of the compensation arrangements of the Chief Executive Officer, and (iv) if requested by the Board of Directors, evaluation of Chesapeake’s director compensation arrangements. The Compensation Committee held four meetings during 2004. The current members of the Compensation Committee are: Joseph E. Moore, Calvert A. Morgan, Jr. and Richard Bernstein, Chairman. Each of the members of the Compensation Committee is an independent director under the listing standards of the NYSE.

Corporate Governance Committee

The Corporate Governance Committee was established in 1994 for the purpose of reviewing and advising the Board on general corporate governance and structural issues. In 1998, this Committee also assumed the functions of the Nominating Committee. The responsibilities of the Corporate Governance Committee, as set forth in its charter, which can be viewed on the Company’s website, chpk.com, include: (i) periodic review of Chesapeake’s Corporate Governance Guidelines, (ii) evaluation of the size and composition of the Board of Directors, (iii) development and recommendation to the Board of Directors of director eligibility guidelines, (iv) evaluation of director candidates, and (v) annual evaluation of the Board of Director’s performance. The Corporate Governance Committee held four meetings during 2004. The members of the Corporate Governance Committee are: Joseph E. Moore, Calvert A. Morgan, Jr. and Robert F. Rider, Chairman. Each of the members of the Corporate Governance Committee is an independent director under the listing standards of the NYSE.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors met eight times during 2004. Each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by each committee of the Board on which he served.

DIRECTOR COMPENSATION

The Chairman of the Board, who is a Non-Employee Director, is paid an annual cash retainer of $120,000 for his services in that capacity. Each of the Company’s Non-Employee Directors receives for his or her services as a director an annual cash retainer of $12,000. Each Non-Employee Director also is paid a fee of $1,000 for each Board or committee meeting attended, except that, if a director attends more than one meeting on the same day, the director is paid an additional fee of $500 for each additional meeting attended.

Under Chesapeake’s Directors Stock Compensation Plan, which expired on December 31, 2004, each Non-Employee Director received in 2004 an award of 600 shares of common stock, issued at the time of Chesapeake’s Annual Meeting, as compensation for his or her services. In addition, each Non-Employee Director who served as the chairman of a committee of the Board of Directors received an award of 150 additional shares of common stock. The Company is submitting to a stockholder vote at the 2005 Annual Meeting the approval of a new Directors Stock Compensation Plan. See “Proposal To Adopt the Directors Stock Compensation Plan.” If the new plan is approved, each Non-Employee Director will receive an annual award of 600 shares of common stock and an additional award of 150 shares for service as a committee chairman, subject to adjustment in future years consistent with the terms of the Plan. If the new plan is not approved by the stockholders at the 2005 Annual Meeting, each Non-Employee Director will be paid a retainer of an equivalent amount in cash.

MANAGEMENT COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation earned for each of the last three fiscal years ended December 31, 2004, by Chesapeake’s Chief Executive Officer and each of Chesapeake’s four other most highly compensated executive officers determined on the basis of the combined salary and bonus for the year ended December 31, 2004.

		Annual Compensation					Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Other Annual Compensation [3] ($)		Restricted Stock Awards [6] ($)		All Other Compensation ($)

John R. Schimkaitis	2004	330,000		107,539	0		181,440	[7]	28,150	[10]
President, Chief Executive	2003	315,000		113,220	0		231,374	[8]	20,468
Officer and Director	2002	300,000		0	0		54,576	[9]	20,225

Paul M. Barbas	2004	265,000		72,875	18,021	[4]	96,768	[7]	38,281	[10]
Executive Vice President	2003	106,250	[1]	38,191	8,734	[4]	64,947	[8]	5,860

Michael P. McMasters	2004	230,000		61,669	0		96,768	[7]	18,856	[10]
Senior Vice President and	2003	220,000		66,065	0		123,400	[8]	14,270
Chief Financial Officer	2002	208,000		0	0		29,107	[9]	12,901

Stephen C. Thompson	2004	227,000		55,626	0		0	[7]	17,655	[10]
Senior Vice President	2003	220,000		48,565	0		24,355	[8]	15,191
	2002	208,000		15,350	0		29,107	[9]	12,901

S. Robert Zola	2004	126,500		41,417	0		0	[7]	26,945	[10]
President, Sharp Energy, Inc.	2003	125,000		165,675	1,058	[5]	24,355	[8]	11,970
	2002	52,083	[2]	0	11,442	[5]	0		120

[1]	Mr. Barbas joined Chesapeake on August 4, 2003. His annualized salary for 2003 was $255,000.

[2]	Mr. Zola joined Chesapeake on August 1, 2002. His annualized salary for 2002 was $125,000.

[3]
In addition to the compensation shown in the above Summary Compensation Table, each of the named executive officers was entitled to the personal use of a Company-owned automobile. In the case of each named executive officer, the aggregate value of this benefit in each of the three years, was less than the lesser of $50,000 or 10% of the individual’s total annual salary and bonus, and accordingly, consistent with the rules of the SEC, the value of this perquisite has not been included in the Table.

[4]	Consists of reimbursement for relocation expenses in the amount of $18,021 in 2004 and $8,734 in 2003.

[5]	Consists of reimbursement for relocation expenses in the amount of $1,058 in 2003 and $11,442 in 2002.

[6]
The number and value of the aggregate number of shares of restricted stock held by each of the named executive officers as of December 31, 2004 (calculated by multiplying the number of shares by $26.70, the market price of Chesapeake common stock at the close of trading on December 31, 2004) was as follows: Mr. Schimkaitis - 11,080 shares having a value of $295,836; Mr. Barbas - 1,473 shares having a value of $39,329; Mr. McMasters - 7,680 shares having a value of $205,056; Mr. Thompson - 2,331 shares having a value of $62,238; and Mr. Zola - 960 shares having a value of $25,632.

[7]
Represents the dollar value (based on a market price of $27.00 per share) on the date of issuance (February 24, 2005) of the following number of shares of restricted stock awarded to the named executive officer under the Chesapeake Utilities Corporation Performance Incentive Plan (the “Incentive Plan”) based on performance results for the award period beginning January 1, 2004, and ending December 31, 2004: Mr. Schimkaitis - 6,720 shares; Mr. Barbas - 3,584 shares and Mr. McMasters - 3,584 shares. The shares may not be sold for a three-year period beginning February 24, 2005. During this three-year period, the holder is entitled to receive all dividends paid on the shares.

[8]
Represents the dollar value (based on a market price of $25.37 per share) on the date of issuance (February 26, 2004) of the following number of shares of restricted stock awarded to the named executive officer under the Incentive Plan based on performance results for the award period beginning January 1, 2003, and ending December 31, 2003: Mr. Schimkaitis - 9,120 shares; Mr. Barbas - 2,560 shares; Mr. McMasters - 4,864 shares; Mr. Thompson - 960 shares; and Mr. Zola - 960 shares. The shares may not be sold for a three-year period beginning February 26, 2004. During this three-year period, the holder is entitled to receive all dividends paid on the shares.

[9]
Represents the dollar value (based on a market price of $18.95 per share) on the date of issuance (February 21, 2003) of the following number of shares of restricted stock awarded to the named executive officer under the Incentive Plan based on performance results for the award period beginning January 1, 2002, and ending December 31, 2002: Mr. Schimkaitis - 2,880 shares; Mr. McMasters - 1,536 shares; and Mr. Thompson - 1,536 shares. The shares may not be sold for a three-year period beginning February 21, 2003. During this three-year period, the holder is entitled to receive all dividends paid on the shares.

[10]
Consists of Chesapeake’s contribution to its Section 401(k) Retirement Savings Plan and Section 401(k) Supplemental Executive Retirement Plan on behalf of such officer (Mr. Schimkaitis - $26,368; Mr. Barbas - $36,850; Mr. McMasters - $17,614; Mr. Thompson - $16,429; and Mr. Zola - $26,262) and term life insurance premiums paid by Chesapeake on behalf of such officer (Mr. Schimkaitis - $1,782; Mr. Barbas - $1,431; Mr. McMasters - $1,242; Mr. Thompson - $1,226; and Mr. Zola - $683).

Aggregated Stock Option Exercises During 2004 Fiscal Year
and Fiscal Year End Stock Option Values Table

The following table sets forth information concerning stock options exercised by the named executive officers in 2004, and the number and value of options held by such officers at December 31, 2004.

			Number of Shares Underlying Unexercised Stock Options at December 31, 2004 (#)		Value of Unexercised In-the-Money-Stock Options at December 31, 2004 ($) [1]
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
John R. Schimkaitis	0	$0	0	0	$0	$0
Paul M. Barbas	0	$0	0	0	$0	$0
Michael P. McMasters	3,126	$14,583	4,263	0	$26,431	$0
Stephen C. Thompson	5,025	$26,714	0	0	$0	$0
S. Robert Zola	0	$0	0	0	$0	$0

1 Calculated by subtracting the exercise price of the options from $26.70, the market price of Chesapeake common stock on December 31, 2004, and multiplying the difference by the number of shares issuable upon exercise.

Long-Term Incentive Plans - Awards in 2004

The following table provides information regarding the number and terms of performance shares granted to the named executive officers in 2004. The Compensation Committee made performance awards to each of Messrs. Thompson and Zola. Under the terms of the awards: (i) Mr. Thompson will be entitled to earn up to 2,240 shares of restricted stock if the Company’s natural gas segment achieves at least 90% of the target pre-tax return on investment for the performance period beginning January 1, 2003, and ending December 31, 2005 and (ii) Mr. Zola will be entitled to earn up to 2,240 shares of restricted stock if the Company’s propane distribution operations income exceeds the income target for the performance period beginning January 1, 2003 and ending December 31, 2005. In the event of a change in control during the performance period, the total number of performance shares granted, prorated based on the proportion of the calendar year that has elapsed, would be deemed earned. Performance shares, once earned and issued, may not be sold for a three-year period. During the three-year period, the holder is entitled to receive all dividends paid on the shares.

Name	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
			Threshold	Target	Maximum
John R. Schimkaitis	0
Paul M. Barbas	0
Michael P. McMasters	0
Stephen C. Thompson	2,240	2003-2005	0	2,240	2,240
S. Robert Zola	2,240	2003-2005	0	2,240	2,240

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2004, with respect to compensation plans of Chesapeake and its subsidiaries under which shares of Chesapeake common stock are authorized for issuance:

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	17,537 (1)	$20.500	306,899 (2)
Equity compensation plans not approved by security holders	30,000 (3)	$18.125	0
Total	47,537	$19.001	306,899

(1)	Consists of options to purchase 17,537 shares under the 1992 Performance Incentive Plan, as amended.

(2)	Includes 306,899 shares under the 1992 Performance Incentive Plan.

(3)
In 2000 and 2001, the Company entered into agreements with an investment banker to assist in identifying acquisition candidates. Under the agreements, the Company issued warrants to the investment banker to purchase 15,000 shares of Chesapeake stock in 2001 at a price of $18.25 per share and 15,000 shares in 2000 at a price of $18.00. The warrants are exercisable during a seven-year period after the date granted.

Pension Plan Table

	Years of Service at Normal Retirement Age
Final Average Earnings	15	20	25	30	35	40

$100,000	$24,750	$33,000	$41,250	$49,499	$57,749	$57,749
$125,000	$31,968	$42,625	$53,281	$63,937	$74,593	$74,593
$150,000	$39,187	$52,250	$65,312	$78,374	$91,437	$91,437
$175,000	$46,406	$61,875	$77,343	$92,812	$108,281	$108,281
$200,000	$53,625	$71,500	$89,375	$107,249	$125,124	$125,124
$225,000	$60,843	$81,125	$101,406	$121,687	$141,968	$141,968
$250,000	$68,062	$90,750	$113,437	$136,124	$158,812	$158,812
$275,000	$75,281	$100,375	$125,468	$150,562	$175,656	$175,656
$300,000	$82,500	$110,000	$137,500	$164,999	$192,499	$192,499
$325,000	$89,718	$119,625	$149,531	$179,437	$209,343	$209,343
$350,000	$96,937	$129,250	$161,562	$193,874	$226,187	$226,187
$375,000	$104,156	$138,875	$173,593	$208,312	$243,031	$243,031
$400,000	$111,375	$148,500	$185,625	$222,749	$259,874	$259,874

The above table sets forth the estimated annual retirement benefits payable under the Chesapeake Utilities Corporation Pension Plan (the “Pension Plan”) to its regular employees, including executive officers, for the final average earnings and years of service classifications indicated. Only individuals who were employees prior to January 1, 1999, were entitled to become participants in the Pension Plan. Accordingly, among the executive officers named in the Summary Compensation Table, only Messrs. Schimkaitis, McMasters and Thompson are participants in the Pension Plan. Benefits from the Pension Plan are paid from the Pension Plan’s trust, which is funded solely by Chesapeake. Benefits normally are paid in the form of a straight life annuity or joint and survivor annuity, although other forms of distribution (including a lump sum) are available. Benefits under the Pension Plan are not subject to any deduction for Social Security or other offset amounts.

As of December 31, 1998, Chesapeake amended its Pension Plan to close the Pension Plan to new participants. At that time, the Pension Plan also was amended to allow current participants, including executive officers, to make a one-time election either (i) to continue participation in the Pension Plan or (ii) to have their entire benefit under the Pension Plan transferred to a new pension plan (known as the “Chesapeake Utilities Corporation New Retirement Program Plan”), from which they would receive a distribution of their entire benefit upon approval by the Internal Revenue Service of the Pension Plan’s proposed termination, coupled with an increase in Chesapeake’s rate of matching contributions to the employee’s account in the Chesapeake Utilities Corporation Retirement Savings Plan. None of the named executive officers participating in the Pension Plan - Messrs. Schimkaitis, McMasters and Thompson - elected the second option, and accordingly all three of the named executive officers continued to participate in the Pension Plan. Effective

January 1, 2005, the Pension Plan was further amended (i) to freeze any further benefit accruals after December 31, 2004, (ii) to increase the years of credited service for each participant by the lesser of (A) two years or (B) such additional credited service as would increase the participant’s years of credited service to 35, (iii) to fully vest any benefits not then vested, and (iv) to provide for a lump sum distribution option.

After giving effect to the freezing of the Pension Plan effective January 1, 2005, the calculation of benefits under the Pension Plan will be based on average earnings for the highest five consecutive years of the ten years ending December 31, 2004. (Because the Pension Plan is now frozen, changes in participants’ earnings after 2004 will not affect their Pension Plan benefits.) The annual compensation used to determine final average earnings under the Pension Plan consists of salary, as set forth in the Summary Compensation Table, commissions and, with respect to employees earning a salary less than a stated amount (which for 2004 was $90,000), stock bonus payments. Compensation for 2004 used to compute final average earnings was as follows: Mr. Schimkaitis - $330,000; Mr. McMasters - $230,000 and Mr. Thompson - $227,000. After giving effect to the two additional years of credited service, as of December 31, 2004, the number of years of credited service under the Pension Plan for each of the participating named executive officers is as follows: Mr. Schimkaitis - 23 years; Mr. McMasters - 25 years and Mr. Thompson - 24 years. (Because the Pension Plan is now frozen, service after 2004 will not affect these participants’ Pension Plan benefits.)

The Internal Revenue Code of 1986, as amended, generally limits the annual benefits that may be paid under the Pension Plan ($165,000 for 2004) and limits the amount of annual compensation that may be taken into account in determining final average earnings ($205,000 in 2004). The table above does not reflect these limits. These limits may increase in future years, but it is unclear whether any future increases would affect benefits under the Pension Plan because it is frozen. Furthermore, benefits earned before the limits went into effect generally are not affected by the limits. Effective January 1, 1995, Chesapeake adopted Chesapeake Utilities Corporation Executive Excess Retirement Plan (the “Excess Plan”), in which each of the named executive officers, who are participants in the Pension Plan, also participate. Under the Excess Plan, which is not a tax-qualified plan, the Company provides to Pension Plan participants the benefits that would have been provided under the Pension Plan but for these limits. The Excess Plan is unfunded, but is required to be funded in the event of a change in control of Chesapeake. The Excess Plan was amended as of December 31, 2004 (i) to freeze any further benefit accruals after December 31, 2004, (ii) to increase the years of credited service for each participant by the lesser of (A) two years or (B) such additional credited service as would increase the participant’s years of credited service to 35, (iii) to fully vest any benefits not then vested, and (iv) not to permit lump sum distributions of benefit amounts over $5,000.

Employment Contracts and Change in Control Provisions

Chesapeake has entered into employment agreements with Messrs. Schimkaitis, Barbas, McMasters, Thompson, and Zola. These agreements include “change of control” provisions which are designed to help retain the officers whom the Board of Directors believes are essential to the proper supervision of Chesapeake’s business by assuring them of equitable treatment in the event of a termination of employment following a change in control of Chesapeake. Under the agreements, if a change in control occurs, the failure to elect or re-elect the officer to, or the removal of the officer from, the office held by the officer, or the failure to re-elect the officer to, or the removal of the officer from, the Board of Directors of Chesapeake (if the officer was a member of the Board immediately prior to a change in control) would entitle the officer to terminate his employment and to receive certain termination payments as described below. An officer’s good faith determination that the nature or scope of his duties has been significantly altered subsequent to a change in control also would entitle the officer to elect to terminate his employment and to receive the termination payments provided in the agreement.

The employment agreement with Mr. Schimkaitis provides for his employment in his current position through March 25, 2007, at a salary determined by the Board of Directors. For 2005, the Board has fixed Mr. Schimkaitis’ salary at $345,000. The agreement provides that if a change in control occurs prior to March 25, 2007, the agreement will be automatically extended for up to five years commencing on the date the change in control occurs. The employment agreement with Mr. Barbas provides for his employment as Executive Vice President through August 3, 2006, at a salary determined by the Board of Directors. The employment agreements with Messrs. McMasters and Thompson provide for their employment as Senior Vice President and Chief Financial Officer, and Senior Vice President, respectively, of Chesapeake through March 25, 2006, each at salaries determined by the Board of Directors. For 2005, the Board has fixed their respective salaries at $275,000, $238,000 and $235,000. The employment agreement with Mr. Zola provides for his employment as President of Sharp Energy, Inc., the Company’s propane distribution subsidiary, through July 31, 2005, at a salary determined by the Board of Directors. For 2005, the Board has fixed Mr. Zola’s salary at $130,000. The employment agreements of each of Messrs. Barbas, McMasters, Thompson and Zola provide that if a change in control occurs prior to the expiration of its term, it will be automatically extended for a period of three years commencing on the date the change in control occurs.

Each of the employment agreements is intended to maintain the compensation and benefits of the executive following a change in control at levels generally comparable to those that such officers could reasonably have expected in the absence of a change in control. The agreements provide for the payment of compensation during the extension period following a change in control at a level equal to the rate existing immediately prior to the change in control, adjusted throughout such period to reflect increases in the consumer price index. Each agreement also provides for the officer’s continued eligibility and participation in Chesapeake’s employee benefit plans during such extension period. In the event of a termination of employment other than for cause, the officer would receive under his agreement a termination payment equal to an amount approximating the compensation and the value of certain benefits under Chesapeake’s retirement, savings and stock option plans that he would have received had he continued to be employed by Chesapeake for the lesser of 12 months (24 months in the case of Mr. Schimkaitis) or the number of months remaining under the extended term of the agreement. However, such termination payment could not exceed the maximum amount that Chesapeake could pay the officer without some part of the amount being nondeductible by Chesapeake under Section 280G of the Internal Revenue Code. Each agreement also provides that Chesapeake will indemnify the officer for any expenses he incurs in successfully enforcing his right to payments or benefits under his agreement following a change in control and that Chesapeake, upon the request of the officer, will provide the officer with an irrevocable letter of credit from a bank in the amount of $100,000 against which the officer may draw to pay any expenses he incurs in attempting to enforce his rights under his agreement.

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors hereby provides the following report on executive compensation for the year ended December 31, 2004.

Policies and Goals

Chesapeake’s compensation goal is to enhance the profitability of Chesapeake, and thus increase stockholder value, by attracting high-quality executive talent and closely aligning the financial interests of its senior managers with those of its stockholders. To this end, Chesapeake’s executive compensation program has been designed to provide competitive compensation levels based upon the successful achievement of specific annual and long-term objectives drawn from Chesapeake’s strategic plan.

Components

Chesapeake’s executive compensation program relies on three interrelated components, consisting of base salary, annual cash bonus and long-term equity-based rewards.

Base Salary

The base salary structure for the Chief Executive Officer and the other executives was determined by means of a study prepared by independent compensation consultants, using comparison data from the same group of diversified natural gas organizations (the “Industry Peer Group”) that Chesapeake uses in the preparation of its Stock Performance Graph, as shown herein, and from the general industry using companies of a similar size and nature to Chesapeake. The midpoints of the recommended salary structure are set at or reasonably close to comparison averages, thereby providing marketplace priced compensation guidelines for executives. Annual salary adjustments are made after giving consideration to the individual’s performance and contributions to the success of Chesapeake. Executive base salaries generally fall close to the comparison averages. Salaries for the Chief Executive Officer, Chief Financial Officer and other executive officers named in the Summary Compensation Table are originally set by employment contracts (see “Management Compensation - Employment Contracts and Change in Control Provisions”), but are adjusted annually pursuant to the process described above.

Annual Cash Bonus

Since 1992 Chesapeake has maintained a cash bonus plan under which cash bonuses were payable to participating executives, including the Company’s executive officers, based on performance results (the “1992 Plan”). In February 2005, the Board of Directors adopted the Chesapeake Utilities Corporation Cash Bonus Incentive Plan (the “2005 Plan”) under which cash bonuses are payable to participating executives, including the Company’s executive officers, and based on the attainment of financial and non-financial objectives relative to pre-established performance targets.

In recent years under the 1992 Plan, prior to the beginning of each year, the Committee has selected the executives eligible to receive bonuses based on the executives’ seniority and responsibilities. The Committee generally designated a target bonus amount for each executive, which has been a percentage of that executive’s base salary ranging from 12.5% to 45%. Target bonus amounts have been determined separately for the Chief Executive Officer and other selected executives to conform slightly below or close to the median prevailing practices for individuals in similar positions in a peer group of approximately 1,000 organizations of comparable size. Because size rather than line of business was the primary consideration in choosing this group, it includes some but not all of the companies in the Industry Peer Group. The Committee also has identified performance goals for the year for each selected executive, relating to one or more business segments, to Chesapeake as a whole, or both, and an aggressive target net income range for Chesapeake or designated segments. Bonus awards for the year have been made to each selected executive based on successful attainment of the relevant performance goals, adjusted by applying a payout factor (which may vary for each executive) that is determined by the relationship between the actual net income of Chesapeake or relevant segments and the relevant aggressive target net income range. In the case of the Chief Executive Officer, 25% of his bonus award has been based on the achievement of performance goals and the other 75% is directly proportionate to the attainment of the aggressive target net income. In no event, however, has a payout been made to any participating executive unless the target net income range applicable to the executive is achieved. The Committee expects to utilize similar cash bonus arrangements under the 2005 Plan.

For 2004, the performance goals, which varied depending on the responsibilities of the executive, included (1) growth and expansion of existing service territories; (2) development of energy-related business opportunities; (3) implementation of strategic rate, regulatory and environmental initiatives; and (4) continued refinement and achievement of performance improvements. The Committee determined that (i) the achievement of the performance goals ranged from 90 to 100%, depending upon the individual, and (ii) in case of each executive, net income was within the targeted range.

For 2004, Mr. Zola also had a cash bonus arrangement under which he could earn an additional cash bonus equal to 10% of actual propane distribution income in excess of the upper end of the target income range. Based upon 2004 results, Mr. Zola did not receive a cash bonus under this arrangement.

Performance Incentive Plan

In 1992, Chesapeake adopted the Chesapeake Utilities Corporation Performance Incentive Plan which, as modified in 1998, has permitted the Compensation Committee to provide different forms and levels of equity-based awards, including stock options, stock appreciation rights and performance share awards to key employees that are intended to align the interests of the executives with those of Chesapeake’s stockholders. The Company is submitting to a stockholder vote at the 2005 Annual Meeting the approval of a new Performance Incentive Plan that would replace the current plan beginning in 2006. See “Proposal To Adopt the Performance Incentive Plan.”

For 2004, the Committee, for a performance period beginning January 1, 2004, and ending December 31, 2004, made performance awards to Messrs. Schimkaitis, Barbas and McMasters of 9,600, 5,120 and 5,120 shares, respectively, of Chesapeake common stock. At the end of the performance period the recipient was entitled to earn, in the form of shares of restricted stock, the entire allotment of performance shares, or a portion thereof, depending on the extent to which Chesapeake achieved specified performance goals relating to return on regulated investment, growth in non-regulated income, stockholder value performance and execution of the Company’s long-term strategy, with a portion of the performance shares allocated to the achievement of each goal. Alternatively, the recipient was entitled under the terms of the award to elect, on or before September 30, 2004, to receive, in lieu of the number of performance shares that he was entitled to earn, a number of shares of restricted stock equal to 25% of his allotment of performance shares without regard to whether the performance objectives would be achieved (the “non-performance election”). In 2004, Chesapeake achieved the performance goals relating to return on regulated investment, growth in non-regulated income and execution of the long-term strategy. The stockholder value performance goal was not achieved. As a result, Messrs. Schimkaitis, Barbas and McMasters, none of whom selected the non-performance election, received respectively, 6,720, 3,584 and 3,584 shares of restricted stock. These awards are reflected in the “Restricted Stock Awards” column of the Summary Compensation Table.

For 2004, the Committee made performance awards of 3,200 shares of Chesapeake common stock each to Messrs. Thompson and Zola, each consisting of two components. For a performance period beginning January 1, 2004 and ending December 31, 2004, the recipient was entitled to earn, in the form of shares of restricted stock, up to 960 shares if Chesapeake achieved specified performance goals relative to the Industry Peer Group relating to stockholder value performance. The performance goal related to stockholder value performance was not achieved for 2004 and as a result neither Messrs. Thompson nor Zola received an award of restricted stock. The second component consisted of a performance award pursuant to which: (i) Mr. Thompson will be entitled to earn up to 2,240 shares of restricted stock if the Company’s natural gas segment achieves at least 90% of the target pre-tax return on investment over the three-year period January 1, 2003 to December 31, 2005 and (ii) Mr. Zola will be entitled to earn up to 2,240 shares of restricted stock if the Company’s propane distribution income exceeds the income target for the three-year period January 1, 2003 to December 31, 2005. Alternatively, under the terms of the awards, either executive was entitled to elect, on or before September 30, 2004 to receive, in lieu of the number of performance shares that he otherwise would be entitled to earn, 800 shares of restricted stock. Neither Mr. Thompson nor Mr. Zola made this election in 2004. The second component of the award is reflected in the table under the heading “Long-Term Incentive Plans - Awards in 2004.”

For 2005, the Committee, for a performance period beginning January 1, 2005 and ending December 31, 2005, made performance awards to Messrs. Schimkaitis, Barbas and McMasters of 9,600, 5,120 and 5,120 shares, respectively, of Chesapeake common stock. At the end of the performance period, the recipient is entitled to earn, in the form of restricted stock, the entire allotment of performance shares, or a portion thereof, depending on the extent to which Chesapeake achieves specified performance goals relative to the Industry Peer Group relating to return on regulated investment, growth in non-regulated income, stockholder value performance, execution of the Company’s long-term strategy and overall corporate performance, with a portion of the performance shares allocated to the achievement of each goal. Alternatively, the recipient is entitled under the terms of the award to elect, on or before September 30, 2005, to receive, in lieu of the number of performance shares that he is entitled to earn, a number of shares of restricted stock equal to 25% of his allotment of performance shares without regard to whether the performance objectives are achieved. In the event of a change in control during the performance period, the total number of performance shares granted, prorated based on the proportion of the calendar year that has elapsed, would be deemed earned. Performance shares, once earned and issued, may not be sold for a three-year period. During the three-year period, the holder is entitled to receive all dividends paid on the shares.

For 2005, the Committee made performance awards of 3,200 shares of Chesapeake common stock each to Messrs. Thompson and Zola, each consisting of two components. For a performance period beginning January 1, 2005 and ending December 31, 2005, the recipient is entitled to earn, in the form of shares of restricted stock, up to 960 shares if Chesapeake achieves specified performance goals relative to the Industry Peer Group relating to stockholder value performance. The second component consists of performance awards pursuant to which: (i) Mr. Thompson will be entitled to earn up to 2,240 shares of restricted stock if the Company’s natural gas segment achieves at least 90% of the target pre-tax return on investment over the three-year period January 1, 2003 to December 31, 2005 and (ii) Mr. Zola will be entitled to earn up to 2,240 shares of restricted stock if the Company’s propane distribution income exceeds the income target for the three-year period January 1, 2003 to December 31, 2005. Alternatively, under the terms of the awards, either executive is entitled to elect, on or before September 30, 2005, to receive, in lieu of the number of performance shares that he otherwise would be entitled to earn, 800 shares of restricted stock without regard to whether the performance objectives are achieved. Performance shares, once earned and issued, may not be sold for a three-year period. During the three-year period, the holder is entitled to receive all dividends paid on the shares.

Compensation of the Chief Executive Officer

The compensation of Chesapeake’s Chief Executive Officer, John R. Schimkaitis, was determined pursuant to the three-part program described previously:

•
His base salary was fixed under the terms of his employment agreement to approximate the midpoint of chief executive salaries paid by companies in the Industry Peer Group. His salary was increased by $15,000 in both 2005 and 2004. The increase was based upon several factors, including the study of the Industry Peer Group described previously and the Committee’s assessment of the executive’s performance and contribution to the Company.

•
Mr. Schimkaitis’ target bonus range in 2004 was $49,500 to $148,500, representing 15% to 45% of his annual salary. As more fully described under “Annual Incentive Bonus” above, the Committee determined that substantially all of his individual performance goals were completed, which represented 25% of the award, and the target net income goal was exceeded, which represented 75% of the award. The combined effect of these two components was an annual cash bonus of $107,539 for 2004.

•
As more fully described under “Performance Incentive Plan” above, the performance incentive component of Mr. Schimkaitis’ compensation consisted of the receipt of 6,720 shares of restricted stock. This represents 60% achievement of the performance goals relating to return on regulated investment, growth in non-regulated income, and stockholder value performance, which represented 75% of the overall award, and 100% achievement of the goal on execution of the long-term strategy, which represented 25% of the overall award.

•
For 2005, Mr. Schimkaitis was granted performance awards for a performance period beginning January 1, 2005 and ending December 31, 2005. He may earn a maximum total of 9,600 shares of Chesapeake common stock upon Chesapeake’s achievement of certain performance goals. The goals relate to return on regulated investment, growth in non-regulated income, stockholder value performance and overall corporate performance. These goals are designed to focus Mr. Schimkaitis on driving both growth and continuous operational improvements, which the Committee believes are critical to the future sustained success of the Company.

Compliance with Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) precludes any public corporation from taking a deduction for compensation in excess of $1 million paid in any taxable year to its Chief Executive Officer or to any one of its four other most highly compensated executive officers. Compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m) is exempted from the deduction limit. The new Performance Incentive Plan being submitted to the stockholders for approval at the 2005 Annual Meeting is designed to enable awards made under that plan to qualify as “performance-based compensation” that is exempt from the deduction limit in Section 162(m). Awards under the Company’s annual Cash Bonus Incentive Plan will not qualify as “performance-based compensation.” Even though the Performance Incentive Plan is intended to comply with Section 162(m) of the Code, Chesapeake does not anticipate that compensation paid to any of its executive officers in 2005 will exceed the $1 million dollar deduction limit.

THE COMPENSATION COMMITTEE
Richard Bernstein (Chairman)
Joseph E. Moore
Calvert A. Morgan, Jr.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors hereby provides the following report with respect to Chesapeake’s audited financial statements for the year ended December 31, 2004.

The Audit Committee has reviewed and discussed Chesapeake’s audited financial statements with the management of Chesapeake. The Audit Committee has discussed with PricewaterhouseCoopers LLP, Chesapeake’s independent accountants, the matters required to be discussed by Statement of Auditing

Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of Chesapeake’s financial statements. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, concerning the independence of PricewaterhouseCoopers LLP, and has discussed with PricewaterhouseCoopers LLP its independence. Based on this review and these discussions, the Audit Committee recommended to the Board of Directors that Chesapeake’s audited financial statements be included in Chesapeake’s Annual Report on Form 10-K for the year ended December 31, 2004.

THE AUDIT COMMITTEE
Thomas J. Bresnan (Chairman)
Walter J. Coleman
J. Peter Martin

FEES AND SERVICES OF PRICEWATERHOUSECOOPERS LLP

Audit Fees

The aggregate fees billed to Chesapeake and its subsidiaries by PricewaterhouseCoopers LLP for professional services rendered for the audit of Chesapeake's financial statements included in its Form 10-K and for the reviews of the financial statements included in its Forms 10-Q totaled $215,000 in 2004 and $208,000 in 2003.

Audit-Related Fees

The aggregate fees billed to Chesapeake and its subsidiaries by PricewaterhouseCoopers LLP for assurance and audit-related services totaled $383,700 and $40,321 in 2004 and 2003, respectively. Of the $383,700, $380,000 consisted of work performed by PricewaterhouseCoopers LLP with respect to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and $3,700 for services related to the adoption and registration of the Company’s new Dividend Reinvestment and Direct Stock Purchase Plan. For 2003, $25,500 represented audits of pension and saving plans and $14,821 was related to quarterly review procedures performed at one of the Company’s locations.

Tax Services

The aggregate fees billed to Chesapeake and its subsidiaries by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning totaled $51,740 in 2004, consisting of $50,990 for assistance in the preparation of the Company’s federal and state tax returns and $750 for tax consulting services, and $56,225 in 2003, consisting of $52,140 for assistance in the preparation of the Company’s federal and state tax returns and $4,085 for tax consulting services related to a disposed water company.

All Other Fees

Chesapeake did not engage PricewaterhouseCoopers LLP to provide any services in 2004 or 2003 other than those identified above.

Audit Committee’s Pre-Approval Policies and Procedures

Under the policy adopted by the Audit Committee, all audit and non-audit services provided to the Company by its independent auditors must be approved in advance by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee (and may delegate authority to any other member of the Audit Committee) authority to pre-approve up to $40,000 in audit and non-audit services, which authority may be exercised when the Audit Committee is not in session. Any approvals granted pursuant to delegated authority must be reported to the Audit Committee at the next regularly scheduled meeting.

SELECTION OF INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP served as the independent auditors for Chesapeake and its subsidiaries in 2004. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

Under the Audit Committee Charter, the Audit Committee is responsible for the appointment and oversight of, and the approval of the compensation arrangements with, Chesapeake’s independent auditor. The Audit Committee has selected PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for the year ending December 31, 2005.

STOCK PERFORMANCE CHART

The following chart compares the yearly percentage change in the cumulative total stockholder return on Chesapeake’s common stock during the five fiscal years ended December 31, 2004, with the cumulative total return on the S&P 500 Index and an industry index consisting of 30 Natural Gas Distribution and Integrated Natural Gas Companies as published by C.A. Turner Utility Reports. The performance of the companies composing the C.A. Turner industry index is used by the Compensation Committee for comparison purposes with respect to awards under Chesapeake’s Performance Incentive Plan.

The 30 companies in the C.A. Turner industry index are as follows: AGL Resources Inc., Atmos Energy Corporation, Cascade Natural Gas Corporation, Chesapeake Utilities Corporation, Delta Natural Gas Company, Inc., El Paso Corporation, Energen Corporation, Energy West, Incorporated, EnergySouth, Inc., Equitable Resources, Inc., KeySpan Corporation, Kinder Morgan, Inc., The Laclede Group, Inc., National Fuel Gas Company, New Jersey Resources Corporation, NICOR, Inc., Northwest Natural Gas Company, ONEOK, Inc., Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Questar Corporation, RGC Resources, Inc.,

SEMCO Energy, Inc., South Jersey Industries, Inc., Southern Union Company, Southwest Gas Corporation, Southwestern Energy Company, UGI Corporation, WGL Holdings, Inc. and The Williams Companies, Inc.

The comparison assumes $100 was invested on December 31, 1999 in Chesapeake’s common stock and in each of the foregoing indices and assumes reinvestment of dividends.

[Graphic of Stock Performance Omitted -- See Data Below]

	Cumulative Total Stockholder Return
	1999	2000	2001	2002	2003	2004
Chesapeake	100	114	126	124	185	198
S&P 500	100	90	78	60	76	82
Industry Index	100	176	151	154	190	238

PROPOSAL TO ADOPT THE EMPLOYEE STOCK AWARD PLAN

The Board of Directors has adopted and is submitting to stockholders for approval, the Chesapeake Utilities Corporation Employee Stock Award Plan (the “EAP”).

Introduction

Historically, the Company has awarded shares of Chesapeake common stock to the Company’s top performing manager and employee of the year. When the NYSE adopted new equity compensation rules in 2003, the Company was no longer able to issue shares as it did not have a formal plan that had received stockholder approval. To continue to grant these awards, and to have the flexibility to make other awards of stock to employees for exemplary performance, the Company has developed the EAP. The Board of Directors believes that such awards enhance the ability of the Company and its subsidiaries to attract, motivate and retain its employees and to encourage the highest level of employee performance by enabling the Company to recognize exemplary employee performance through stock awards. Under recently enacted listing standards of the NYSE, a stock award program of this type is an “equity compensation plan” which requires stockholder approval. Accordingly, the Board has adopted the EAP and is submitting it to stockholders for approval to enable the Company to make employee recognition awards in the future.

Description of the Plan

The following is a description of the material terms of the EAP. This description is qualified in its entirety by the full text of the EAP, which is attached to this Proxy Statement as Exhibit A.

Administration. The EAP will be administered by one or more officers of the Company selected by the Board of Directors (the “Administrator”). The Administrator shall have the sole and complete authority to interpret the EAP and make all other determinations necessary for the EAP’s administration.

Eligibility. Only employees of the Company and its subsidiaries who are not officers of the Company are eligible to receive awards under the EAP (“Eligible Employees”).

Awards. Awards under the EAP will consist of shares of Chesapeake common stock made from time to time to Eligible Employees selected by the Administrator and based on such performance criteria as the Administrator shall establish (“Awards”).

Available Shares. Up to 25,000 shares of Chesapeake common stock may be issued as Awards under the EAP; provided that no more than an aggregate of 5,000 shares may be issued under the EAP in any calendar year. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company. If any subdivision or combination of shares of common stock or any stock dividend, capital reorganization or recapitalization occurs after the adoption of the EAP, the number of shares of Chesapeake common stock that may be awarded under the EAP will be proportionately adjusted.

Term of the EAP. If approved by the stockholders at the 2005 Annual Meeting, the EAP will become effective on the date of the Annual Meeting and will continue in effect, unless terminated earlier by the Board of Directors, until December 31, 2015.

Federal Income Tax Consequences

An employee receiving shares of Chesapeake common stock under the EAP will recognize ordinary income in the year in which the shares are granted equal to the fair market value of the shares received (determined as of the date of issuance) and Chesapeake will generally be entitled to a tax deduction in the same amount in that same year.

New Plan Benefits

The selection of employees to receive awards under the Plan will be determined in the future at the discretion of the Administrator. Accordingly, the benefits under the Plan that will be received by any individual or group are not determinable. On March 1, 2005, the closing price of the common stock on the NYSE was $27.05 per share.

Vote Required

Approval of the EAP requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the effect of votes against the proposal. Shares held in “street name” by a broker or nominee who does not have discretionary authority to vote such shares on this particular matter (i.e., “broker non-votes”) will not be counted as shares entitled to vote.

The Board of Directors recommends a vote FOR adoption of the Employee Stock Award Plan.

PROPOSAL TO ADOPT THE PERFORMANCE INCENTIVE PLAN

Introduction

At the 1992 Annual Meeting of the Company, the stockholders approved the Chesapeake Utilities Corporation Performance Incentive Plan, effective as of January 1, 1992 (the “Prior Plan”). The initial term of the Prior Plan was ten years and the number of shares of Chesapeake common stock authorized for issuance was 200,000. In 1998, stockholders approved an amendment to the Prior Plan increasing the number of authorized shares from 200,000 to 400,000 and extending the term of the plan until December 31, 2006.

The Prior Plan was adopted by the Board of Directors based on the premise that the growth, development and financial success of the Company and its subsidiaries are dependent upon ensuring the best possible management. The Board believes that the Prior Plan has succeeded as an important aid to the Company in attracting and retaining individuals of outstanding abilities, providing them the opportunity to obtain a proprietary interest in the Company, and rewarding them for the profitable performance of the Company and its subsidiaries. The Board believes that it is important to the continuing success of the Company that it be able to make equity-based incentive awards in the future. Accordingly, the Board of Directors has adopted, and is submitting to stockholders for approval, the Chesapeake Utilities Corporation Performance Incentive Plan (“PIP”), which will replace the Prior Plan beginning in 2006.

The terms of the Prior Plan allowed the committee responsible for the administration of the Prior Plan to choose from among stock options, stock appreciation rights (“SARs”) and restricted stock as the types of incentive awards that could be granted under the Plan. However, due to the decline in popularity of stock options and SARs as forms of executive compensation, the Board has decided not to include either of these instruments as a permitted type of award under the PIP. Instead, the only type of instrument authorized by the PIP is restricted stock in the form of performance share awards, which will be issuable under the PIP on the terms more fully described below.

Description of the Plan

The following is a description of the material terms of the PIP. This description is qualified in its entirety by the full text of the PIP, which is attached to this Proxy Statement as Exhibit B.

Administration. The PIP is required to be administered by a committee of three or more persons appointed by the Board of Directors, each member of whom shall be (i) an “independent director” as defined by the rules of the NYSE, (ii) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (iii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and the regulations thereunder (the “Committee”). The Committee is responsible for determining the individuals who shall participate in the PIP and the amounts and other terms and conditions of awards to be granted to such individuals under the PIP.

Eligibility. The persons eligible to participate in the PIP consist of key employees of the Company (including officers or employees who are members of the Board, but excluding directors who are not officers or employees) whom the Committee determines are in positions to contribute significantly to the long-term growth, development, and financial success of Chesapeake or its subsidiaries (“Eligible Participants”).

Awards. The Committee may, from time to time, grant to Eligible Participants an award of shares of common stock, the vesting of which is contingent on the achievement of established performance targets or the occurrence of a specified event as determined by the Committee in accordance with the terms of the PIP (a “Performance Share Award”). The PIP is designed to permit the Committee flexibility in providing different levels of awards to meet competitive conditions and the particular circumstances of the Eligible Participants. In making its determination, the Committee may take into consideration, among other factors, the Eligible Participant’s responsibility level, performance, potential cash compensation level, and the market price of the

Chesapeake common stock at the time of the award. Subject to the adjustment provisions described below, in no event may an Eligible Participant be granted in any calendar year or Performance Share Awards that in the aggregate relate to more than 25,000 shares of common stock.

Performance Goals. In selecting the performance goals for the vesting of a Performance Share Award, the Committee may choose from among any one or more of the following performance criteria, in any case as measured in absolute terms or relative to the performance of any group of companies or index selected by the Committee:

•	earnings per share or earnings per share growth,

•	operating margin or operating margin growth,

•	operating income or operating income growth,

•	net income or net income growth,

•	revenue or revenue growth,

•	return on equity,

•	pre-tax return on investment,

•	total stockholder return,

•	cash flow,

•	earnings before interest, taxes, depreciation and amortization,

•	one or more strategic goals for the Company, any segment of its business and/or any company or group of companies, or

•	any other criteria or event selected by the Committee in the case of a Performance Share Award that is not intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code.

Available Shares. Subject to any adjustment provisions of the PIP, the aggregate number of shares of Chesapeake common stock that may be issued under the PIP may not exceed 400,000 shares. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company. To the extent that a Performance Share Award lapses or the rights of the Eligible Participant to whom it was granted terminate, any shares of common stock subject to the Performance Share Award will be added back to the pool of shares available for issuance under the PIP.

Adjustments to the Number of Shares Issuable. In the event of a change in outstanding shares of Chesapeake common stock by reason of a stock dividend or split, recapitalization, combination, or exchange of shares or similar changes, the PIP provides that a proportionate adjustment shall be made (i) in the outstanding Performance Share Awards, (ii) in the aggregate number of shares of common stock that may be issued under the PIP and (iii) in the maximum number of shares of common stock that may be the subject of Performance Share Awards granted to an Eligible Participant in any year.

Amendment or Termination of the Plan. The Board of Directors may, at any time and from time to time, alter, amend, suspend or terminate the PIP as it shall deem advisable, subject in the case of an amendment to compliance with any stockholder approval requirement imposed by applicable law. However, following a Change in Control (as defined by the PIP), no direct or indirect alteration, amendment, suspension, termination or discontinuance of the PIP, no establishment or modification of rules, regulations or procedures under the PIP, not required by applicable law, may have the effect of eliminating, reducing or otherwise adversely affecting a participant’s or a former participant’s rights with respect to a Performance Share Award granted prior to the Change in Control.

Term of the Plan. If approved by the stockholders at the 2005 Annual Meeting, the PIP will be effective as of January 1, 2006. Unless it is terminated earlier by the Board of Directors, the PIP will remain in effect until December 31, 2014, at which time no further awards may be granted under the PIP.

Federal Income Tax Consequences

With respect to performance shares granted under the PIP that are transferable or are not subject to a substantial risk of forfeiture, the employee will recognize ordinary income in the year in which the shares are granted equal to the fair market value of the shares received (determined as of the date of grant). Chesapeake will generally be entitled to a tax deduction in the same amount in that same year.

In the case of performance shares awarded that are non-transferable and subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income in the year in which the shares become transferable or not subject to a substantial risk of forfeiture (whichever occurs first) equal to the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture whichever occurs first). Chesapeake will generally be entitled to a tax deduction in the same amount in that same year.

An employee who has been issued performance shares that are both non-transferable and subject to a substantial risk of forfeiture may elect to recognize income when the award is granted, rather than upon the expiration of a transfer restriction or risk of forfeiture. If an employee makes this election, the amount of ordinary income and amount of Chesapeake’s tax deduction, are determined as of the date of the grant of the award, rather than upon expiration of the applicable restrictions. Any subsequent increase in the fair market value of the shares after the date of the grant is taxable to the employee at capital gains rates upon disposition of the shares; the Company does not receive any further deduction in connection with the employee’s disposition of the shares.

When an employee disposes of any shares acquired under a performance share award, the employee will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the employee’s basis in the shares. In general, the employee’s basis in any shares will be equal to the amount of ordinary income recognized in connection with the receipt of the shares plus any amount paid for the shares. Any capital gain or loss realized upon the disposition of the shares will be long-term or short-term, depending on whether the shares have been held for more than one year from the date as of which ordinary income was recognized. The Company will not receive any further deduction in connection with the employee’s disposition of the shares.

If an employee’s receipt of shares acquired under a performance share award under the PIP is deferred beyond the time that they otherwise would have been received, generally the employee will not be subject to income tax on the shares, and Chesapeake will not be allowed a deduction, until the shares actually are received by the employee, but the employee will be subject to employment taxes on the shares at the same time that he or she would have been subject to income tax on the shares absent the deferral.

New Plan Benefits

The selection of employees to receive awards under the PIP will be determined in the future at the discretion of the Committee. Accordingly, the benefits under the PIP that will be received by any individual or group are not determinable. On March 1, 2005, the closing price of the Company’s common stock on the NYSE was $27.05 per share.

Vote Required

Approval of the PIP requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the effect of votes against the proposal. Shares held in “street name” by a broker or nominee who does not have discretionary authority to vote such shares on this particular matter (i.e., broker non-votes) will not be counted as shares entitled to vote.

The Board of Directors recommends a vote FOR adoption of the Performance Incentive Plan.

PROPOSAL TO ADOPT THE DIRECTORS STOCK COMPENSATION PLAN

The Board of Directors has adopted, and is submitting to stockholders for approval, the Chesapeake Utilities Corporation Directors Stock Compensation Plan (the “DSCP”).

Introduction
The Chairman of the Board, who is a Non-Employee Director, is paid an annual cash retainer of $120,000 for his services in that capacity. Each of the Company’s Non-Employee Directors receives for his or her services as a director an annual cash retainer of $12,000. Each Non-Employee Director is also paid an attendance fee of $1,000 for every meeting and committee meeting attended (except that if more than one meeting is held on the same day, each meeting after the first is compensated at a rate of $500 per additional meeting). In addition, under Chesapeake’s former Directors Stock Compensation Plan, which expired on December 31, 2004, each Non-Employee Director of Chesapeake received in 2004 an award of 600 shares of Chesapeake common stock and each Non-Employee Director who served as the chairman of a committee of the Board of Directors received an award of 150 additional shares of Chesapeake common stock, in each case issued at the time of Chesapeake’s Annual Meeting.

The Board believes that the ability of the Company to issue common stock to its Non-Employee Directors enhances the Company’s ability to attract, motivate and retain as Non-Employee Directors persons of training, experience and ability, and encourages the highest level of Non-Employee Director performance by providing such directors with a proprietary interest in the Company’s growth and financial success. Accordingly, the Board of Directors has determined that the adoption of the Directors Stock Compensation Plan is in the best interests of the Company and its stockholders.

Description of the Plan

The following is a description of the material terms of the DSCP. This description is qualified in its entirety by the full text of the DSCP, which is attached to this Proxy Statement as Exhibit C.

Administration. The DSCP will be administered by the Board of Directors, which shall have the sole and complete authority to interpret the DSCP and make all other determinations necessary for the DSCP’s administration.

Eligibility. Each director of the Company who is not, and has not within the preceding year been an employee of the Company or any of its subsidiaries (a “Non-Employee Director”) is eligible to receive awards under the DSCP.

Awards. Under the DSCP, each Non-Employee Director who is elected as a director at the Company’s Annual Meeting, or whose service as a director will continue after the date of the Annual Meeting, will be entitled to receive, as compensation for services during the ensuing year, an award of up to 1,200 shares of Chesapeake common stock, with the actual number to be fixed by the Board of Directors based on the recommendation of the Corporate Governance Committee. If a Non-Employee Director is elected or appointed other than at an Annual Meeting, the director will be entitled to receive a pro rata portion of the annual award amount then in effect. Shares of Chesapeake common stock received by a Non-Employee Director as an award under the DSCP may not be sold or otherwise transferred by the Non-Employee Director for a period of six months following the date of the award.

Available Shares. An aggregate of 75,000 shares of Chesapeake common stock may be issued under the DSCP. Such shares may be either authorized and unissued shares, or shares issued and thereafter acquired by the Company. If any subdivision or combination of shares of common stock or any stock dividend, capital reorganization or recapitalization occurs after the adoption of the DSCP, the number of shares of common stock that may be awarded under the DSCP will be proportionately adjusted.

Term of the Plan. If approved by the stockholders at the 2005 Annual Meeting, the DSCP will become effective on the date of the Annual Meeting and will continue in effect, unless terminated earlier by the Board of Directors, until December 31, 2015.

Federal Income Tax Consequences

A director receiving shares of Chesapeake common stock under the DSCP will recognize ordinary income in the year in which the shares are granted equal to the fair market value of the shares received (determined as of the date of issuance) and Chesapeake will generally be entitled to a tax deduction in the same amount in that same year.

New Plan Benefits

The following table sets forth the benefits that will be received annually by the following persons and groups under the DSCP, under the Company’s Non-Employee Director compensation arrangements as currently in effect. The information in the table is based upon nine Non-Employee Directors currently serving on the Board, an annual issuance to each Non-Employee Director of 600 shares of Chesapeake common stock and to each Non-Employee Director who is serving as a chairman of a committee of the Board of Directors an additional 150 shares, and a closing price of the common stock on the NYSE on March 1, 2005, of $27.05 per share.

Name and Position	Dollar Value as of March 1, 2005	Number of Shares
John R. Schimkaitis, President, Chief Executive Officer and Director	0	0
Paul M. Barbas, Executive Vice President	0	0
Michael P. McMasters, Senior Vice President and Chief Financial Officer	0	0
Stephen C. Thompson, Senior Vice President	0	0
S. Robert Zola, President, Sharp Energy, Inc.	0	0
Current Executive Officers as a Group	0	0
Non-Employee Directors as a Group	$158,243	5,850 shares
Non-Executive Officer Employee Group	0	0

The total number and value of shares to be awarded in the future will depend upon the number of Non-Employee Directors at the time, as well as possible subsequent changes in the level of shares to be awarded to each Non-Employee Director as approved by the Board of Directors (but within the limits established for the DSCP).

Vote Required

Approval of the DSCP requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the effect of votes against the proposal. Shares held in “street name” by a broker or nominee who does not have discretionary authority to vote on this particular matter (i.e., broker non-votes) will not be counted as shares entitled to vote.

The Board of Directors recommends a vote FOR the approval of the Directors Stock Compensation Plan.

SUBMISSION OF STOCKHOLDER PROPOSALS

In order to be considered for inclusion in Chesapeake’s proxy statement for the Annual Meeting to be held in 2006, stockholder proposals must be submitted in writing on or before November 29, 2005. Written proposals should be directed to: Corporate Secretary, Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904.

Under Chesapeake’s bylaws, a stockholder wishing to bring an item of business before an annual meeting of stockholders must provide timely notice in writing to the Corporate Secretary of Chesapeake. To be timely, the stockholder’s notice must be received by Chesapeake at its principal executive offices not less than 60 days nor more than 90 days prior to the date of this meeting (unless less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made, in which case a notice will be timely if received no later than the close of business on the 15th day following the day on which such notice or public disclosure is given).

HOUSEHOLDING RULES

Under these SEC rules, brokers and banks that hold stock for the account of their customers are permitted to deliver single copies of proxy statements and annual reports to two or more stockholders that share the same address, if the stockholders at the address have the same last name or the bank or broker reasonably believes that the stockholders are members of the same family. If a stockholder who holds shares through a broker or bank, received from the broker or bank, a notice stating that the broker or bank intends to send only one copy of such material to the stockholder’s household, and none of the members of the household objected, they are deemed to have consented to this arrangement. A stockholder who, in accordance with these rules, received only a single copy of this Proxy Statement or the 2004 Annual Report and would like to receive a separate copy of these materials, or separate copies of future proxy statements and annual reports, should submit a written or oral request to Chesapeake at:

Chesapeake Utilities Corporation
Investor Relations Administrator
909 Silver Lake Boulevard
Dover, Delaware 19904
888.742.5275

Stockholders sharing the same address who hold shares through a broker or bank and who are receiving multiple copies of Chesapeake’s proxy statements and annual reports may request a single copy by contacting their broker or bank.

ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K

CHESAPEAKE WILL PROVIDE WITHOUT CHARGE TO ANY PERSON, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF CHESAPEAKE’S ANNUAL REPORT ON FORM 10-K FOR CHESAPEAKE’S FISCAL YEAR ENDED DECEMBER 31, 2004, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934. WRITTEN REQUESTS SHOULD BE DIRECTED TO: CORPORATE SECRETARY, CHESAPEAKE UTILITIES CORPORATION, 909 SILVER LAKE BOULEVARD, DOVER, DELAWARE 19904.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires each of Chesapeake’s directors and executive officers, and any beneficial owner of more than 10% of Chesapeake’s common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Chesapeake’s common stock. Such persons also are required by SEC regulations to furnish Chesapeake with copies of such reports. To Chesapeake’s knowledge, based solely on its review of the copies of such reports furnished to Chesapeake and on the written representations made by such persons that no other reports were required, Chesapeake believes that during the year ending December 31, 2004 no director or officer failed to file on a timely basis the reports required by Section 16(a), except that Chesapeake has become aware that Robert F. Rider, a director, failed to (i) disclose on his annual Form 5 reports for the years ending December 31, 2002 and 2003, respectively, gifts of 520 and 258 shares of Chesapeake common stock to family members, and (ii) in 2004, failed to file on a timely basis a Form 4 to report a purchase of 1,745 shares of Chesapeake common stock. Chesapeake is not aware of any person or entity that beneficially owns more than 10% of its common stock.

OTHER MATTERS

The Board of Directors knows of no other matter to be presented at the meeting. If, however, any other business properly comes up for action at the meeting or any adjournment thereof, it is intended that the persons acting under the proxies in the form enclosed will vote in regard to the matter according to their discretion.

By Order of the Board of Directors,

/s/ William C. Boyles
William C. Boyles
Corporate Secretary

Exhibit A
CHESAPEAKE UTILITIES CORPORATION
EMPLOYEE STOCK AWARD PLAN

1.   Purpose of the Plan.

The purpose of the Employee Stock Award Plan (“Plan”) of Chesapeake Utilities Corporation (the “Company”) is to enhance the ability of the Company and its subsidiaries to attract, motivate and retain its employees and to encourage the highest level of employee performance by enabling the Company to recognize exemplary employee performance through stock awards.

2.   Shares of Common Stock Subject to the Plan.

Up to 25,000 shares of Common Stock, $0.4867 par value, of the Company (“Common Stock”) may be issued as awards under the Plan; provided that in no event shall more than 5,000 shares of Common Stock be issued under the Plan in any calendar year. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company. If any subdivision or combination of shares of Common Stock or any stock dividend, capital reorganization or recapitalization occurs after the adoption of the Plan, a proportionate adjustment shall be made in the number of shares of Common Stock that may be awarded under the Plan.

3.   Administration of the Plan.

The Plan shall be administered by one or more officers of the Company selected by the Company’s Board of Directors (the “Administrator”). The Administrator shall have the sole and complete authority to interpret the Plan and make all other determinations necessary for the Plan’s administration. All action taken by the Administrator in the administration and interpretation of the Plan shall be final and binding on all concerned. The Administrator may designate other officers or employees of the Company to assist the Administrator in the administration of the Plan and to execute documents on behalf of the Company.

4.   Eligibility.

Only employees of the Company and its subsidiaries who are not officers of the Company shall be eligible to receive awards under the Plan (“Eligible Employees”).

5.  Awards.

Awards of Common Stock may be made from time to time to Eligible Employees selected by the Administrator based on such performance criteria as the Administrator shall establish.

6.  Limitations on Awards.

No award shall be made in whole or in part and no certificates representing shares of Common Stock shall be delivered (a) if any requisite approval or consent of any governmental authority having jurisdiction over the grant of the award shall not have been secured or if the issuance of shares of Common Stock pursuant to the award would violate any federal, state or local law, regulation or order that may be applicable; (b) at any time that the Common Stock of the Company is listed on a stock exchange, if the shares of Common Stock pursuant to the award shall not have been effectively listed on such exchange, unless the Company is advised by its counsel that such listing is not required; or (c) at any time that the Company determines that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable, unless such withholding shall have been effected.

7.  No Registration.

The Company shall have no obligation to register any of the shares of Common Stock awarded under this Plan under the Securities Act of 1933, as amended, or under any state securities laws.

8.  Employment Unaffected by Plan Participation.

Nothing in the Plan or in any instrument executed pursuant to the Plan shall confer upon any employee of the Company or any subsidiary any right to continued employment by the Company or any of its subsidiaries.

9. Plan Expenses.

All reasonable expenses of administering the Plan shall be paid by the Company.

10.	Taxes.

An employee who receives an award of shares of Common Stock under the Plan shall be responsible for any and all associated taxes. The Company may make appropriate arrangements to collect from any employee the taxes that the Company may be required to withhold by any government or governmental agency prior to issuance of shares under the Plan.

11.	Amendment and Termination.

The Board of Directors may amend, suspend, or terminate the Plan at any time; provided that no amendment shall be made without stockholder approval if stockholder approval is required by law, regulation or securities exchange listing requirements.

12.	Governing Law.

The Plan shall be construed, administered and regulated in accordance with the laws of the state of Delaware (excluding the choice of law provisions thereof) and any applicable requirements of federal law.

13.  Effectiveness and Expiration of the Plan.

The Plan, if approved by the stockholders of the Company at the 2005 Annual Meeting, will become effective on the date of the Annual Meeting. Unless terminated earlier by the Board of Directors, the Plan will expire on December 31, 2015, and no further awards may be granted after that date.

CHESAPEAKE UTILITIES CORPORATION
Exhibit B

PERFORMANCE INCENTIVE PLAN

Effective January 1, 2006

SECTION 1. INTRODUCTION

1.01  Purposes of the Plan.

The purposes of the Chesapeake Utilities Corporation Performance Incentive Plan (the “Plan”) are (a) to further the long-term growth and earnings of Chesapeake Utilities Corporation (the “Company”) by providing incentives and rewards to those executive officers and other key employees of the Company and its subsidiaries who are in positions in which they can contribute significantly to the achievement of that growth; (b) to encourage those employees to obtain proprietary interests in the Company and to remain as employees of the Company and its subsidiaries; and (c) to assist the Company and its subsidiaries in recruiting able management personnel. To accomplish these objectives, the Plan authorizes the grant of Awards, as further described herein.

1.02 Term of the Plan.

The Plan shall be effective as of January 1, 2006, subject to approval by the stockholders at the Company’s 2005 Annual Meeting. Unless the Plan is terminated earlier in accordance with Section 8, the Plan shall remain in full force and effect until the close of business on December 31, 2014, at which time the Plan shall terminate and no further Awards shall be granted under the Plan. Any Award granted before the termination of the Plan shall continue to be governed thereafter by the terms of the Plan and the terms of the Award Agreements governing the Awards.

SECTION 2. DEFINITIONS

2.01 Definitions.

Except where otherwise indicated, the following terms shall have the definitions set forth below for purposes of the Plan:

(a) “Award” means a Performance Share Award granted under Section 5.

(b) “Award Agreement” means a written agreement entered into between the Company and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

(c) “Beneficiary” means the person or persons entitled, in accordance with Section 9.02, to receive any benefit payable because of the Participant’s death.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the first of the following events occurs:

(1) Any one person, or group of owners of another corporation who acting together through a merger, consolidation, purchase, acquisition of stock or the like (a “group”), acquires ownership of stock of the Company (or a majority-controlled subsidiary of the Company) that, together with the stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if such person or group is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the corporation before this transfer of the Company’s stock, the acquisition of additional stock by the same person or persons shall not be considered to cause a Change in Control of the Company; or

(2) Any one person or group (as described in subsection (e)(1), above) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company (or a majority-owned subsidiary of the Company) possessing 35 percent or more of the total voting power of the stock of the Company where such person or group is not merely acquiring additional control of the Company; or

(3) A majority of members of the Company’s Board (other than the Board of a majority-controlled subsidiary of the Company) is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; or

(4) Any one person or group (as described in subsection (e)(1), above) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company (or a majority-controlled subsidiary of the Company) that have a total gross fair market value equal to or more than 40 percent of the total fair market value of all assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets by the Company will not result in a Change in Control if the assets are transferred to:

(A) A stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B) An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the transfer of assets;

(C) A person, or more than one person acting as a group (as described in subsection (e)(1), above), that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

(D) An entity, at least 50 percent of the total value or voting power of which is owned directly or indirectly, by a person described in subsection (e)(1), above.

However, no Change in Control shall be deemed to have occurred with respect to a Participant by reason of (i) any event involving a transaction in which the Participant or a group of persons or entities with which the Participant acts in concert, acquires, directly or indirectly, more than 30 percent of the Common Stock or the business or assets of the Company; (ii) any event involving or arising out of a proceeding under Title 11 of the United States Code (or the provisions of any future United States bankruptcy law), an assignment for the benefit of creditors or an insolvency proceeding under state or local law; or (iii) any event constituting approval by the Company’s stockholders of a merger or consolidation if a majority of the group consisting of the president and vice presidents of the Company who are parties to agreements conferring rights upon a Change in Control shall have agreed in writing prior to the approval that the approval shall not be deemed to constitute a Change in Control.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)
“Committee” means a committee of three or more persons appointed by the Board of Directors to administer the Plan, each member of whom shall be (1) an “independent director” as defined by the rules of the New York Stock Exchange, (2) a “Non-Employee Director” within the meaning of Rule 16b-3 and (3) an “outside director” within the meaning of Section 162(m) of the Code and the regulations thereunder.

(h)
“Common Stock” means the Common Stock, $0.4867 par value, of the Company, including both treasury shares and authorized but unissued shares, or any security of the Company issued in substitution, exchange, or in lieu thereof.

(i)  “Company” means Chesapeake Utilities Corporation or a Related Company.

(j)
“Disability” means a medically determinable physical or mental impairment that can be expected to result in death or last for at least 12 months; and the impairment either (1) prevents the Participant from engaging in any substantial gainful activity, or (2) entitles the Participant to receive income replacement benefits for at least 3 months under an accident or health plan sponsored by the Company.

(k)
“Fair Market Value” means the average of the high and low sales price of the Common Stock, as reported by the New York Stock Exchange (or any other reporting system as shall be selected by the Committee) on the relevant date, or if no sale of Common Stock is reported for a date, on the date or dates that the Committee determines, in its sole discretion, to be appropriate for purposes of valuation.

(l) “Participant” means any person who has received an Award.

(m)	“Performance Goal” means a criterion established by the Committee with respect to a Plan Year in accordance with Section 5.02.

(n)	“Person” means any individual, firm, corporation, partnership, joint venture, association, trust, or other entity.

(o)	“Plan” means the Chesapeake Utilities Corporation Performance Incentive Plan, as set forth herein and as amended from time to time.

(p) “Plan Year” means the calendar year.

(q)	“Related Company” means a corporation, partnership, joint venture, or other entity in which the Company has a direct or indirect ownership or other proprietary interest of at least 50 percent.

(r) “Rule 16b-3” means Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

SECTION 3. ADMINISTRATION

3.01 The Committee.

The Plan shall be administered by the Committee. The Committee shall periodically determine, in its sole discretion, the individuals who shall participate in the Plan and the amounts and other terms and conditions of Awards to be granted to such individuals under the Plan; provided that the Committee shall not have the discretion, after an Award is granted, to increase the amount of any Award intended to satisfy the requirements of Section 162(m) of the Code. The Committee shall administer the Plan in accordance with applicable legal requirements. All questions of interpretation and administration with respect to the Plan shall be determined by the Committee in its sole and absolute discretion. All determinations by the Committee shall be final and conclusive upon all parties. The Committee shall act by vote or written consent of a majority of its members and its actions (including its certification of the satisfaction of the Performance Goals and any other material terms of any Award intended to satisfy the requirements of Section 162(m) of the Code) shall be recorded in the minutes of the Committee.

3.02 Additional Powers of the Committee.

In addition to any implied powers and duties that are needed to carry out the provisions of the Plan, the Committee shall have the following specific powers and duties:

(a) to make and enforce any rules and regulations it shall deem necessary or proper for the efficient administration of the Plan;

(b) to designate one or more officers of the Company to execute on behalf of the Company all agreements and other documents approved by the Committee under the Plan;

(c) to appoint other persons to carry out any ministerial responsibilities under the Plan as it may determine consistent with applicable law; and

(d) to employ one or more persons to render advice with respect to any of its responsibilities under the Plan.

SECTION 4. PARTICIPATION

4.01 Participation.

Under the Plan, the Committee may select any key employees of the Company (including officers or employees who are members of the Board, but excluding directors who are not officers or employees) to receive awards whom the Committee determines are in positions from which they can contribute significantly to the achievement to the long-term growth, development and financial success of the Company or its subsidiaries. An individual who is not an employee of the Company shall not be eligible to participate in the Plan. Because all Awards are granted at the discretion of the Committee, no officer or employee of the Company shall have any right to receive an Award under the Plan.

SECTION 5. AWARDS

5.01 Grant of Performance Share Awards.

The Committee may, from time to time, grant to persons eligible to participate in the Plan, as the Committee shall determine in its sole discretion, an Award of shares of Common Stock the vesting of which is contingent on the achievement of established Performance Goals or the occurrence of another specified event as determined by the Committee in accordance with the terms of the Plan. In determining whether to grant an Award and the nature and amount of the Award, the Committee shall consider, among other factors, the eligible employee’s responsibility level, performance, potential cash compensation level and the Fair Market Value of the Common Stock at the time of the Award.

5.02 Establishment of Performance Goals.

In selecting the Performance Goals for the vesting of an Award, the Committee may choose from among any one or more of the following, in any case as measured in absolute terms or relative to the performance of any group of companies or index selected by the Committee:

(a) earnings per share or earnings per share growth,

(b) operating income or operating income growth,

(c) operating margin or operating margin growth,

(d) net income or net income growth,

(e) revenue or revenue growth,

(f) return on equity,

(g) pre-tax return on investment,

(h) total stockholder return,

(i) cash flow,

(j) earnings before interest, taxes, depreciation and amortization,

(k) one or more strategic goals for the Company; any segment of its business; and/or any company or group of companies, or

(l) any other criteria or event selected by the Committee in the case of any Award that is not intended to satisfy the requirements of Section 162(m) of the Code.

To the extent consistent with the requirements of Section 162(m) of the Code, if during a Plan Year there are significant changes in economic conditions that the Committee did not foresee when it established the Performance Goals for that Plan Year and that, in the Committee’s sole judgment, have or are expected to have a substantial effect on the performance of the Company during the Plan Year, the Committee may revise the Performance Goals in any manner that the Committee may deem appropriate.

5.04 Maximum Individual Award.

Subject to the adjustment provisions of Section 6.02, no individual Participant may be granted in any calendar year Awards that in the aggregate relate to more than 25,000 shares of Common Stock.

5.04 Award Agreements.

Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions applicable to the Award. Award Agreements shall include:

(a) Non-Assignability. A provision that states that prior to the vesting of an Award, the Award shall not be assignable or transferable except by will or by the laws of descent and distribution.

(b) Termination of Employment. Provisions governing the disposition of an Award in the event of retirement, disability, death or other termination of a Participant’s employment or relationship to the Company.

(c) Rights as a Stockholder. A provision that a Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date on which the Participant or his or her nominee becomes the holder of record of the shares. No adjustment shall be made for dividends or other rights for which the record date is prior to that date, unless the Award Agreement specifically requires an adjustment.

(d) Change in Control. Such provisions as the Committee deems appropriate for the vesting of Awards upon a Change in Control.

(e) Acceleration. Provisions for the acceleration of the time periods for the vesting of any Award under such circumstances as the Committee may deem appropriate.

(f) Section 409A. In setting the terms and conditions of an Award, the Committee shall ensure that, to the extent possible, no Award issued under the Plan constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code; provided that, to the extent permitted by law, the Committee may permit Awards to be deferred under a Company-sponsored nonqualified deferred compensation plan.

(g)  Other Provisions. Such other terms and conditions, consistent with the terms of the Plan, as the Committee deems are necessary or appropriate with respect to granting an Award.

SECTION 6. LIMITATIONS ON AWARDS
6.01 Limitation on Number of Shares.

Subject to any adjustment pursuant to Section 6.02, below, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 400,000 shares. To the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, any shares of Common Stock subject to the Award shall again be available for the grant of an Award under the Plan.

6.02 Adjustment to Reflect Changes in Capital Stock.

In the event of a change in outstanding shares of Common Stock by reason of a stock dividend or split, recapitalization, combination, or exchange of shares or similar changes, a proportionate adjustment shall be made (i) in the outstanding Awards and (ii) in the aggregate number of shares of Common Stock that may be issued under the Plan in accordance with Section 6.01 above and (iii) in the aggregate number of shares of Common Stock that may be the subject of awards to an individual Participant under Section 5.04.

6.03 No Registration.

The obligation of the Company to make payment of or to issue, deliver or pay shares of Common Stock pursuant to any Award shall be subject to all applicable laws, rules and regulations, and to any approvals by any government agencies as may be required. The Company may, but shall be under no obligation to, register under the Securities Act of 1933, as amended (the “Act”), any of the shares of Common Stock issued, delivered or paid in settlement under the Plan. If Common Stock awarded under the Plan is issued pursuant to an applicable exemption from registration under the Act, the Company may impose such restrictions on the shares issued as it deems advisable to maintain the exemption.

SECTION 7. PAYMENTS OF AWARDS

7.01 Awards Solely from General Assets.

The Awards under the Plan shall be paid solely from the general assets of the Company. Nothing herein shall be construed to require the Company or the Board to maintain any fund or to segregate any amount for the benefit of any Participant, and no Participant or other person shall have any right against, right to, or security or other interest in, any fund, account, or asset of the Company from which the payment pursuant to the Plan may be made.

7.02 Plan Expenses.

All reasonable expenses of administering the Plan shall be paid by the Company.

7.03 No Fractional Shares.

No fractional shares of Common Stock shall be issued pursuant to the Plan or any Award. The Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of fractional shares, or whether fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

SECTION 8. AMENDMENT AND TERMINATION
8.01 Amendment or Termination of Plan.

Except as otherwise provided in Section 8.02, the Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject in the case of any alteration or amendment to any requirement for stockholder approval imposed by applicable law.

8.02 Change in Control.

Notwithstanding Section 8.01, above, on or after the occurrence of a Change in Control, no direct or indirect alteration, amendment, suspension, termination or discontinuance of the Plan, no establishment or modification of rules, regulations or procedures under the Plan, no interpretation of the Plan or determination under the Plan, and no exercise of authority or discretion vested in the Committee under any provision of the Plan (collectively or individually, a “Change”) shall be made if the Change (i) is not required by applicable law or necessary to meet the requirements of Rule l6b-3 or Sections 162(m) or 409A of the Code and (ii) would have the effect of:

(a) eliminating, reducing or otherwise adversely affecting a Participant’s, former Participant’s or beneficiary’s rights with respect to any Award granted prior to the Change in Control,

(b) altering the meaning or operation of the definition of “Change in Control” in Section 2.01 (and of the definition of all the defined terms that appear in the definition of “Change in Control”), the provisions of this Section 8, or any rule, regulation, procedure, provision or determination made or adopted prior to the Change in Control pursuant to this Section 8 or any provision in any rule, regulation, procedure, provision or determination made or adopted pursuant to the Plan that becomes effective upon the occurrence of a Change in Control (collectively, the “Change in Control Provisions”), or

(c) undermining or frustrating the intent of the Change in Control Provisions to secure for Participants, former Participants and beneficiaries the maximum rights and benefits that can be provided under the Plan.

Upon and after the occurrence of a Change in Control, all rights of all Participants, former Participants and beneficiaries under the Plan (including without limitation any rules, regulations or procedures promulgated under the Plan) shall be contractual rights enforceable against the Company and any successor to all or substantially all of the Company’s business or assets. The Change in Control Provisions may be altered, amended or suspended at any time before the date on which a Change in Control occurs; provided that any alteration, amendment or suspension of the Change in Control Provisions that is made before the date on which a Change in Control occurs, and at the request of a person who effectuates the Change in Control, shall be treated as though it occurred after the Change in Control and shall be subject to the restrictions and limitations imposed by the preceding provisions of the immediately preceding paragraph.

8.03 Other Plans.

Nothing herein shall preclude the Committee from authorizing or approving other plans or forms of incentive compensation. The Committee shall have the right to determine the extent to which any Participant shall participate in this Plan in addition to any other plan or plans of the Company in which he shall participate.

SECTION 9. MISCELLANEOUS

9.01 No Right To Employment.

The receipt of an Award under the Plan shall not give any employee any right to continued employment by the Company, and the right to dismiss any employee is specifically reserved to the Company. The receipt of an Award shall not give an employee the right to receive any subsequent Award.

9.02 Designation of Beneficiary.

Each Participant may designate a Beneficiary to receive the Participant’s awards in the event of the Participant’s death. The designation shall be in writing, shall be made in the form and manner prescribed by the Committee, and shall be effective only if filed with the Committee prior to the Participant’s death. A Participant may, at any time prior to his or her death, and without the consent of his or her Beneficiary, change his or her designation of Beneficiary by filing a written notice of such change with the Committee in the form and manner prescribed by the Committee. In the absence of a designated Beneficiary, or if the designated Beneficiary and any designated contingent Beneficiary predecease the Participant, the Beneficiary shall be the Participant’s surviving spouse, or if the Participant has no surviving spouse, the Participant’s estate.

9.03 Recipient of Payment.

(a) Except as otherwise provided in paragraph (b), below, any Award under the Plan shall be paid to the Participant, or to the Beneficiary of a deceased Participant.

(b) If the Committee determines that a Participant or Beneficiary is not competent, the Committee may pay any amount otherwise due to the Participant or Beneficiary to the court-appointed legal guardian of the Participant or Beneficiary, to an individual who has become the legal guardian of the Participant or Beneficiary by operation of state law, or to another individual whom the Committee determines to be entitled to receive the payment on behalf of the Participant or Beneficiary.

(c) If a payment is made under the Plan to a third party pursuant to paragraph (b), above, the Plan, the Committee, and the Company shall be relieved, to the fullest extent permitted by law, of any obligation to make a duplicate payment to or on behalf of the Participant or Beneficiary.

9.04 Taxes.

The Committee may make any appropriate arrangements to deduct from amounts otherwise payable to a Participant any taxes that the Committee believes to be required to be withheld by any government or governmental agency in respect of an Award. The Participant and/or his or her Beneficiary shall bear all taxes on amounts paid under the Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

9.05 Headings.

Any headings used in this document are for convenience of reference only and may not be given any weight in interpreting any provision of the Plan.

9.06 Severability.

If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted herein. In addition, if any provision of the Plan inadvertently causes an Award granted under the Plan to be “nonqualified deferred compensation” within the meaning of Section 409A of the Code, then such Award shall be construed and enforced as if the provision had never been inserted therein.

9.07 Governing Law.

The Plan shall be construed, administered and regulated in accordance with the laws of the state of Delaware (excluding the choice of law provisions thereof) and any applicable requirements of federal law.

Exhibit C

CHESAPEAKE UTILITIES CORPORATION
DIRECTORS STOCK COMPENSATION PLAN

1.  Purpose of the Plan.

The purpose of the Directors Stock Compensation Plan of Chesapeake Utilities Corporation (the “Company”) is to promote the interests of the Company by enhancing the Company’s ability to attract, motivate and retain as Non-Employee Directors persons of training, experience and ability, and to encourage the highest level of Non-Employee Director performance by providing such directors with a proprietary interest in the Company’s growth and financial success.

2.  Definitions.

(a)	“Board” means the Board of Directors of the Company.

(b)	“Common Stock” means the Common Stock, $0.4867 par value, of the Company.

(c)
“Non-Employee Director” means a member of the Board who is not at the time of receipt of an award hereunder, or within one year prior to the date of such award, an employee of the Company or of any of its subsidiaries.

3.  Shares of Common Stock Subject to the Plan.

Subject to the provisions of Section 8, the aggregate number of shares of Common Stock that may be issued and awarded under the Plan shall not exceed 75,000 shares. Such shares may be either authorized and unissued shares, or shares issued and thereafter acquired by the Company.

4.  Administration of the Plan.

The Plan shall be administered by the Board, which shall have the sole and complete authority to interpret the Plan and make all other determinations necessary for the Plan’s administration. All action taken by the Board in the administration and interpretation of the Plan shall be final and binding on all concerned. The Board may designate officers and employees of the Company to assist the Board in the administration of the Plan and to execute documents on behalf of the Board, and the Board may delegate to such officers and employees such other ministerial and limited discretionary duties as it sees fit.

5.	Eligibility.

Only directors of the Company who are Non-Employee Directors shall be eligible to receive awards under the Plan.

6.	Awards.

Each Non-Employee Director who is elected as a director at the Company’s Annual Meeting or whose service as a director will continue after the date of the Annual Meeting shall receive, as compensation for services during the ensuing year, an award of no more than 1,200 shares of Common Stock on the date of the Company’s Annual Meeting. If the Non-Employee Director is elected or appointed other than at an Annual Meeting, the Director shall be awarded on that date the number of shares of Common Stock (rounded to the next whole number) equal to the current year’s award multiplied by the fraction (i) the numerator of which is the number of days remaining until the date of the next Annual Meeting and (ii) denominator of which is 365. The awarded shares shall be registered in the name of the director on the date of the award or as soon as practicable thereafter. On the date a Director becomes the holder of record of shares awarded under the Plan, the Director will have the right to vote the shares and to receive the cash dividends distributable with respect to the shares; however the shares may not be sold or otherwise transferred by the Director for a period of six months following the date of the award.

7.	Limitations on Awards.

No award will be granted in whole or in part and no certificates representing shares of Common Stock shall be delivered (a) if any requisite approval or consent of any governmental authority having jurisdiction over grant of the award shall not have been secured or if the issuance of shares of Common Stock pursuant to the award would violate any federal, state or local law, regulation or order that may be applicable; (b) at any time that the Common Stock of the Company is listed on a stock exchange, if the shares of Common Stock pursuant to the award shall not have been effectively listed on such exchange, unless the Company is advised by its counsel that such listing is not required; or (c) at any time that the Company determines that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable, unless such withholding shall have been effected.

8.	Adjustment Provisions.

If any subdivision or combination of shares of Common Stock or any stock dividend, capital reorganization or recapitalization occurs after the adoption of the Plan, a proportional adjustment shall be made in the number of shares of Common Stock that may be awarded under the Plan.

9.	No Registration.

The Company shall have no obligation to register any of the shares of Common Stock awarded under this Plan under the Securities Act of 1933, as amended, or under any state securities laws.

10. General.

Nothing in the Plan or in any instrument executed pursuant to the Plan shall confer upon any person any right to continue to serve as a Director of the Company if validly removed. Nothing herein shall preclude the Company from authorizing or approving other plans or forms of compensation for Directors. All reasonable expenses of administering the Plan shall be paid by the Company.

11. Taxes.

The Director (or the Director’s beneficiary) shall be responsible for all taxes on shares issued under the Plan. The Company may make appropriate arrangements to collect from any Director the taxes, if any, that the Company may be required to withhold by any government or government agency prior to issuance of shares under the Plan.

12. Amendment and Termination.

The Board may amend, suspend, or terminate the Plan at any time; provided that no amendment shall be made without stockholder approval if stockholder approval is required by law, regulation, or securities exchange listing requirements.

13. Governing Law.

The Plan shall be construed, administered and regulated in accordance with the laws of the state of Delaware (excluding the choice of law provisions thereof) and any applicable requirements of federal law.

14.	Effectiveness and Expiration of the Plan.

The Plan, if approved by the stockholders of the Company at the 2005 Annual Meeting, will become effective on the date of the Annual Meeting. Unless terminated earlier by the Board, the Plan will expire on December 31, 2015, and no further awards may be granted after that date, subject to an extension of the term of the Plan by the Board and, if required, with the approval of the Company’s stockholders.

[Chesapeake Utilities Corporation Logo]

Dear Stockholder: March 28, 2005

You are cordially invited to attend the Annual Meeting of Stockholders of Chesapeake Utilities Corporation to be held at 10:00 a.m. on May 5, 2005, in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware. Your Board of Directors looks forward to greeting personally those stockholders able to attend. The Corporate Secretary’s formal Notice of Annual Meeting of Stockholders and the Proxy Statement appear on the enclosed pages and describe the matters that will be submitted to a vote of stockholders at the meeting.

Whether or not you plan to attend, it is important that your shares be represented at the meeting. Accordingly, you are requested to promptly sign, date and mail the attached proxy in the envelope provided.

Thank you for your consideration and continued support.

Sincerely,

                                                                                       /s/ Ralph J. Adkins

RALPH J. ADKINS
Chairman of the Board

DETACH HERE
ZCPK42

PROXY

CHESAPEAKE UTILITIES CORPORATION
909 SILVER LAKE BOULEVARD
DOVER, DELAWARE 19904

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2005 IN THE BOARD ROOM
PNC BANK, DELAWARE
222 DELAWARE AVENUE
WILMINGTON, DELAWARE 19899

The undersigned stockholder hereby appoints Ralph J. Adkins and John R. Schimkaitis and each one of them, with power of substitution and revocation, the attorneys of the undersigned to vote all shares in the name of the undersigned on all matters set forth in the proxy statement and such other matters as may properly come before the Annual Meeting and all adjournments thereof.

The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given, shares will be voted FOR Proposals 1, 2, 3 and 4.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE                                                              SEE REVERSE
  SIDE                                                                     SIDE

CHESAPEAKE UTILITIES CORPORATION

C/O EQUISERVE TRUST COMPANY, NA
P.O. BOX 8694
EDISON, NJ 0881 8-8694

DETATCH HERE
ZCPK41
#CPK
[x] Please mark your votes as indicated in this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS

MADE, THIS PROXY WILL BE VOTED “FOR’ PROPOSALS 1,2,3 AND 4.

1. Election of Directors.
Nominees: (01) Thomas J. Bresnan, (02) WaIter J. Coleman, (03) Joseph E. Moore (04) John R. Schimkaitis

FOR     WITHHELD
[    ]  [    ]

[    ] ___________________________
For all nominees except as noted above.

		FOR	AGAINST	ABSTAIN
2.	For adoption of the Chesapeake Utilities Corporation Employee Stock Award Plan.	[ ]	[ ]	[ ]
3.	For adoption of the Chesapeake Utilities Corporation Performance Incentive Plan.	[ ]	[ ]	[ ]
4.	For adoption of the Chesapeake Utilities Corporation Directors Stock Compensation Plan.	[ ]	[ ]	[ ]
5.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.	[ ]	[ ]	[ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [    ]

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such, If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:____________________________________  Date:__________    Signature:____________________________________  Date:__________